                                                                    Exhibit 10.1

                                          SECURITIES PURCHASE AGREEMENT dated as
                                    of December 31, 1996, among QUALITY FOODS,
                                    L.P., a Delaware limited partnership (the
                                    "Partnership"), all the partners of the
                                    Partnership as listed on Schedule I hereto
                                    (The "Partners"), all the stockholders of QF
                                    Acquisition Corp., a Delaware corporation and a general partner of the Partnership ("QFAC") and QF Management Corp., a Delaware corporation ("QFMC") and a general partner of the Partnership, as listed on Schedule II hereto (the "Stockholders"), DAVID COHEN ("Cohen"), ROSS B. KENZIE ("Kenzie"), DANA
                                    D. MESSINA ("Messina"; and, together with Cohen, Kenzie and the Stockholders listed on
                                    Schedule III hereto, the "Indemnifying
                                    Sellers") and CFP HOLDINGS, INC., a Delaware corporation (the "Buyer").

            The Partnership is engaged in the business (the "Business") of manufacturing, marketing and selling sliced meat products, emulsified beef, ground beef patties and meatballs. The Sellers, respectively, own all of the issued and outstanding capital stock of QFAC (the "QFAC Shares") and QMAC (the "QMAC Shares"; and, together with the QFAC Shares, collectively, the "Shares") and all the Limited Partnership Interests. Simultaneously with the consummation of the transactions contemplated hereby, pursuant to the Exchange Agreement, certain Sellers whose beneficial owners are also management employees of the Partnership will be exchanging a portion of certain limited partnership interests in the Partnership (the "Rollover Interests") for capital stock of New CFP Holdings with an aggregate value of $1,500,000. The Buyer desires to purchase from the Sellers all the Shares and the Limited Partnership Interests, and the Sellers are willing to sell, transfer, convey and deliver the Shares and the Limited Partnership Interests to the Buyer, upon the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
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            SECTION 1. PURCHASE AND SALE OF SECURITIES.

            On and subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall purchase from each of the Sellers, and each of the Sellers shall sell, transfer, assign, convey and deliver to the Buyer, all of such Seller's right, title and interest in and to all of the Shares and Limited Partnership Interests held by such Seller for the consideration described in
Section 2 hereof.

            SECTION 2. CONSIDERATION. In consideration of the transfer and sale of the Shares and the Limited Partnership Interests by the Sellers to the Buyer, the Buyer shall:

                  (a) transfer the Initial Cash Payment (payable at the Closing in immediately available funds by wire transfer to each Seller to an account of such Seller specified in writing to the Buyer no later than three Business Days prior to the Closing) to and among the Sellers in the amount set forth opposite each such Seller's name on Schedule IV hereto;

                  (b) issue the Seller Notes in the form attached hereto as Exhibit D in the aggregate principal amount of the Seller Note Amount, payable at the Closing to and among the Sellers in the amount set forth opposite each such Seller's name on Schedule IV hereto;

                  (c) deposit the Escrow Amount, payable at the Closing with the Escrow Agent by wire transfer to an account specified by the Escrow Agent; and

                  (d) pay the Additional Cash Payment, if any, payable in accordance with the provisions of Section 3 and/or Section 10 hereof and pursuant to the Escrow Agreement.

            SECTION 3. ADJUSTMENT OF AGGREGATE CONSIDERATION.

            3.1. Delivery of Closing Date Balance Sheet, Etc. As promptly as practicable but in no event later than 60 days after the Closing Date, the Buyer shall deliver to the Sellers' Representative a balance sheet of each of the General Partners and the Partnership and a pro forma combined balance sheet of the General Partners and the Partnership, in each case as at the Closing Date (collectively, the "Closing Date Balance Sheet"), all of which shall be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") by Deloitte & Touche (the "Buyer's Accountants"), the public accountants of the Buyer, and shall fairly present the financial position of the General Partners and the Partnership at the Closing Date; provided, however, that to the extent any Seller Expenses are deducted from Adjusted Enterprise Value (or included in Closing Funded Debt deducted from Adjusted Enterprise Value) to determine the Initial Cash Payment, such Seller Expenses shall


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not be taken into account in the calculation of Closing Working Capital. The costs of preparing the Closing Date Balance Sheet shall be borne by the Buyer.

            3.2. Determination of Closing Working Capital. Simultaneously with the delivery of the Closing Date Balance Sheet pursuant to Section 3.1 hereof, the Buyer shall furnish to the Sellers' Representative a notice (the "Notice") setting forth the Closing Working Capital, which notice shall include such information indicating how the Closing Working Capital was calculated, together with copies of the General Partners' and Partnership's (as applicable) work papers relating to the preparation of the Closing Date Balance Sheet and the calculation of Closing Working Capital. The Closing Working Capital set forth in the Notice shall be final and binding upon the parties unless the Sellers' Representative gives written notice to the Buyer of his objection thereto (the "Notice of Objection") within 20 days following delivery of the Notice. Any such Notice of Objection shall state the Sellers' Representative's determination of the Closing Working Capital in reasonable detail. The Buyer and the Sellers' Representative shall attempt to resolve in good faith any differences they may have with respect to any matter specified in any Notice of Objection and reach a written agreement (the "Settlement") with respect to the Closing Working Capital within ten days following delivery of any Notice of Objection. If the Buyer and the Sellers' Representative are unable to reach a Settlement within such ten-day period, the matters specified in the Notice of Objection shall be referred for determination as promptly as practicable to a nationally recognized accounting firm mutually selected by the Buyer and the Sellers' Representative within three Business Days after the expiration of such ten-day period, or, if the Sellers' Representative and the Buyer cannot so agree within such three-Business Day period, such firm shall be selected by lot from among the "Big 6" independent certified public accounting firms in the United States, other than the Buyer's Accountants and the Sellers' Accountants (the "Accountants"). The Accountants' determination (the "Final Determination") shall be (i) in writing, (ii) delivered to the Buyer and the Sellers' Representative and (iii) conclusive and binding upon the parties. The fees and expenses of the Accountants shall be borne equally by the Buyer and the Sellers.

            3.3. Adjustments; Payments. (a) Upon the final determination of the Closing Working Capital pursuant to Section 3.2 hereof, the Aggregate Consideration shall be adjusted (the aggregate amount of such adjustment being referred to herein as the "Price Adjustment") as follows: (i) upward, on a dollar-for-dollar basis, to the extent Closing Working Capital exceeds Estimated Closing Working Capital and (ii) downward, on a dollar-for-dollar basis, to the extent Estimated Closing Working Capital exceeds Closing Working Capital.


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            (b) In the event of a Price Adjustment upward, the Buyer shall pay to the Sellers' Representative (for distribution to and among the Sellers pro rata based on each Seller's Proportionate Percentage) the amount by which Closing Working Capital exceeds Estimated Closing Working Capital.

            (c) In the event of a Price Adjustment downward, each Seller shall pay the Buyer such Seller's Proportionate Percentage of the amount by which Estimated Closing Working Capital exceeds Closing Working Capital.

            (d) The Price Adjustment, if any, shall be payable within five (5) days after (i) expiration of the 20-day period following delivery of the Notice, if no Notice of Objection shall have been delivered during such 20-day period,
(ii) expiration of the 10-day period following delivery of a Notice of Objection, provided the Buyer and the Sellers' Representative shall have reached a Settlement within such 10-day period or (iii) the Final Determination, as the case may be.

            (e) Notwithstanding anything contained herein to the contrary, the Aggregate Consideration shall in no event exceed the Maximum Consideration.

            (f) In the event of a Price Adjustment downward, at the Buyer's option and in its sole discretion, (i) if the Buyer shall not have received the payments required pursuant to Section 3.3(d) above or (ii) in lieu of payment directly from the Sellers (provided the Buyer shall have so notified the Sellers' Representative no less than two Business Days prior to the Final Settlement Date), the Buyer shall be entitled to instruct the Escrow Agent to pay to the Buyer out of the Escrow Amount the amount of the Price Adjustment, provided the Buyer shall deliver to the Sellers' Representative not later than two Business Days in advance of so instructing the Escrow Agent a copy of the Buyer's payment instructions to the Escrow Agent.

            SECTION 4.  CLOSING OF THE TRANSACTION.

            4.1. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112 on the later of December 30, 1996, or such other time and place as soon as practicable following satisfaction of the conditions set forth in Section 9 as the parties may mutually determine (the "Closing Date").


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            4.2. Deliveries at Closing. At the Closing:

            (a) There shall be delivered to the Buyer, the General Partners and the Sellers the opinions, certificates and other documents provided to be delivered under Section 9 hereof.

            (b) The Sellers shall deliver to the Buyer for cancellation certificates representing all the outstanding Shares and Limited Partnership Interests.

            (c) The Buyer shall deliver or cause to be delivered to the Sellers the Initial Cash Payment and the Seller Notes in consideration for the Shares and the Limited Partnership Interests.

            (d) The Buyer shall deposit the Escrow Amount with the Escrow Agent.

            SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers represents and warrants severally (as to himself or itself and not as to any other Seller) to the Buyer as follows:

            5.1. Authority. Each Seller that is not a natural person is a corporation or partnership (as the case may be) duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized. The execution, delivery and performance of this Agreement and the Related Documents to which each Seller is a party, and the consummation of the Sale, have been duly authorized by all necessary corporate or partnership (as the case may be) action on the part of such Seller. Such Seller has full legal right, capacity, power and authority to enter into and perform his or its respective obligations under this Agreement and the Related Documents to which such Seller is a party, and this Agreement has been, and each Related Document to which such Seller is a party, when executed and delivered by such Seller as contemplated hereby, will be, duly and validly executed and delivered by such Seller and this Agreement is, and the Related Documents to which such Seller is a party, when executed and delivered by the parties thereto, will be, the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

            5.2. Noncontravention. Except as set forth on Schedule 5.2 hereto, neither the execution, delivery and performance by such Seller of this Agreement or any Related Document to which such Seller is a party, nor the consummation of the Sale, will (i) result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give


                                       -5-
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rise to a right of termination, cancellation or acceleration of any obligations contained in or the loss of any material benefit under any term, condition or provision of any Formation Document or Contract to which such Seller is a party, or by which such Seller or any of his or its properties may be bound or (ii) violate any Law applicable to such Seller or any of his or its properties, that in the case of either clause (i) or (ii) would prevent the consummation of the Sale or result in an Encumbrance on or against any assets, rights or properties of such Seller or on or against any securities of either General Partner or the Partnership held by such Seller (or that such Seller has the right to acquire) or give rise to any claim against such Seller or have any Material Adverse Effect on such Seller.

            5.3. Consents; Litigation. (a) Except as contemplated by this Agreement or as set forth on Schedule 5.3 hereto, no material Permit, authorization, consent or approval of or by, or any material notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by such Seller of this Agreement and any other Related Document to which such Seller is a party or the consummation by such Seller of the Sale.

            (b) There are no (i) Proceedings pending or, to the knowledge of each Seller, threatened against such Seller, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (ii) Orders of any Governmental Entity or arbitrator against such Seller that, if adversely determined, would prevent consummation by such Seller of the Sale.

            5.4. Title to the Shares and Limited Partnership Interests. Each Seller is the lawful owner, of record and beneficially, of those Limited Partnership Interests and Shares (as applicable) set forth opposite his or its name on Schedule I and Schedule II hereto (as applicable) and at the Closing will have good and marketable title to such Shares and Limited Partnership Interests (as applicable), free and clear of any Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Except for this Agreement or as set forth on Schedule 5.4 hereto, there are no agreements or understandings between such Seller and any other Seller or any other Person with respect to the acquisition, disposition or voting of or any other matters pertaining to any of the capital stock of either General Partner or any equity interests of the Partnership. Such Seller acquired his or its Shares and Limited Partnership Interests (as applicable) in one or more transactions exempt from registration under the Securities Act and in compliance with applicable state securities laws.

            5.5. Bankruptcy, Etc. Such Seller is not involved in any proceeding by or against such Seller as a debtor in any court under Title 11 of the United States Bankruptcy Code or any other


                                       -6-
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insolvency or debtors' relief act, whether state or Federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official of such Seller or of a substantial part of such Seller's property.

            5.6. Taxes. Except as set forth on Schedule 5.6 hereto, no Seller has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return of such Seller with respect to either General Partner or the Partnership.

            5.7. Related Party Transactions. Except for ordinary compensation to regular employees of either General Partner or the Partnership, such Seller is not now, and has not been during the last four fiscal years, (i) a party to any transaction with either General Partner or the Partnership or any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such Person, or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business entity that is a present or potential competitor, supplier or customer of either General Partner or the Partnership (other than non-affiliated holdings in publicly-held companies), nor does any such Person receive income from any source other than either General Partner or the Partnership that relates to the Business or the business of, or should properly accrue to, either General Partner or the Partnership.

            5.8. Disclosure. No representation or warranty made by such Seller in Section 5 or elsewhere in this Agreement or in any Related Document to which such Seller is a party or in any document, statement, financial statement, certificate, schedule or exhibit prepared and furnished, or to be prepared and furnished, by or on behalf of any such Seller delivered pursuant to this Agreement or any Related Document to which such Seller is a party or in any certificate otherwise delivered by or on behalf of such Seller in connection with the Sale, when taken together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were furnished, and to the actual knowledge of such Seller, there is no previous or current event, fact or condition that presently has or will have a Material Adverse Effect with respect to either General Partner or the Partnership that has not been set forth in this Agreement or in the Schedules hereto.

            5.9. Limitations. Except for the representations and warranties of the Sellers contained in this Agreement or in any Schedule, Exhibit, certificate or other instrument delivered


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

pursuant hereto or to any Related Document to which such Seller is a party or in any certificate otherwise delivered by or on behalf of such Seller in connection with the Sale, no Seller makes any representation or warranty.

            5.10. Investment Intent. (a) Each Seller is acquiring the Seller Notes being issued to such Seller hereunder for such Seller's own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same, other than the possible distribution to a limited number of equity holders of any such Seller.

            (b) Such Seller understands that the Seller Notes have not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction exempt from the registration or qualification requirements of the Securities Act and such laws, and that the Seller Notes must be held indefinitely.

            (c) Such Seller (i) has been furnished with or has had access to the information such Seller has requested from the Buyer, (ii) has had an opportunity to discuss with management of the Buyer the business and financial affairs of the Buyer and its Affiliates and (iii) has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable such Seller to understand and evaluate the risks of and form an investment decision with respect to such Seller's investment in the Seller Notes.

            (d) Such Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated pursuant to the Securities Act.

            (e) Such Seller is a resident of the State set forth opposite such Seller's name on Schedule 5.10 hereto.

            SECTION 6. REPRESENTATIONS AND WARRANTIES OF EACH GENERAL PARTNER AND THE PARTNERSHIP. Except where the context otherwise requires, each reference in this Section 6 to the General Partner shall be deemed to include each General Partner and each reference to the General Partner or the Partnership shall be deemed to include reference to each Subsidiary of each General Partner or the Partnership. The General Partner and the Partnership hereby represent and warrant to the Buyer as follows:

            6.1. Organization; Good Standing; Qualification and Power. The General Partner is a corporation and the Partnership is a limited partnership, in each case duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the General Partner and the Partnership has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to enter into this Agreement and the Related Documents to which it is a party, to perform its obligations hereunder and thereunder and to permit the consummation of the Transaction, and, except as set forth on Schedule 6.1 hereto, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not result in a Material Adverse Effect on the General Partner or the Partnership, as the case may be. The jurisdictions in which the General Partner or the Partnership is qualified as a foreign entity are set forth on Schedule 6.1 hereto. Except as set forth on Schedule 6.1 hereto, the Business has not in the last four years been operated using any name other than "Quality Foods, L.P." True and complete copies of the Formation Documents of each of the General Partner and the Partnership, in each case as amended to the date hereof, have been delivered to the Buyer.

            6.2. Equity Investments. Except for its interest in the Partnership in the case of the General Partner, neither the General Partner nor the Partnership currently has any Subsidiaries, nor does it currently own any capital stock or other proprietary interest, directly or indirectly, in any Person.

            6.3. Equity Ownership. The authorized capital stock of QFAC consists of 5,000 shares of Class A Common Stock, 5,000 shares of Class B Common Stock and 10,000 shares of Preferred Stock, $.01 par value, of which, as of the date hereof and immediately prior to the Closing, 1,960 shares of Class A Common Stock are and will be outstanding and 140 shares of Class B Common Stock are and will be outstanding. The authorized capital stock of QFMC consists of 1,000 shares of Class A Common Stock and 1,000 shares of Class B Common Stock, of which, as of the date hereof and immediately prior to the Closing, 90 shares of Class A Common Stock are and will be outstanding and 10 shares of Class B Common Stock are and will be outstanding. All of such shares are validly issued, fully paid and non-assessable. Schedule 6.3 hereto lists each partner of the Partnership and the amount and type of interest in the Partnership held by such partner. Except as set forth on Schedule 6.3 hereto, there are no securities of the General Partner or the Partnership presently outstanding, and on the Closing Date there will not be any outstanding securities of the General Partner or the Partnership, that are convertible into, exchangeable for, or carry the right to acquire, equity securities of the General Partner or the Partnership, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the General Partner or the Partnership to issue, sell, register, purchase or redeem any of its equity securities or any ownership interest or rights therein. Except as set forth on Schedule 6.3 hereto, there are


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

no voting trusts or other agreements or understandings to which either the General Partner or the Partnership is bound with respect to the voting of the securities of the General Partner or the Partnership. There are no stock appreciation rights, phantom stock rights or similar rights or arrangements outstanding with respect to either the General Partner or the Partnership.

            6.4. Authority; Noncontravention; Consents. (a) The execution, delivery and performance of this Agreement and the Related Documents to which the General Partner or the Partnership is a party and the consummation of the Sale have been duly authorized by all necessary corporate or partnership (as the case may be) action on the part of the General Partner or the Partnership (as the case may be); and this Agreement has been, and the Related Documents, when executed and delivered by the General Partner and the Partnership (as applicable) will be, duly and validly executed and delivered by the General Partner and the Partnership (as applicable) and this Agreement is, and the Related Documents, when executed and delivered by the parties thereto will be, the valid and binding obligations of the General Partner and the Partnership (as applicable), enforceable against the General Partner or the Partnership (as the case may be) in accordance with their respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

            (b) Except as set forth on Schedule 6.4 hereto, neither the execution, delivery and performance of this Agreement and the Related Documents to which the General Partner or the Partnership is a party, nor the consummation of the Transaction will (i) result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in or the loss of any material benefit, or result in the creation of any Encumbrance upon any of the properties or assets of the General Partner or the Partnership, under any term, condition or provision of (x) the Formation Documents of the General Partner or the Partnership or (y) any material Contract to which the General Partner or the Partnership is a party or by which its properties or assets are bound, (ii) result in any investigatory, remedial or reporting obligation under any Environmental and Safety Requirement or other applicable Law or (iii) violate any Law applicable to the General Partner or the Partnership or any of their respective properties.

            (c) Except as set forth on Schedule 6.4 hereto, no consent, approval, Order or authorization of, registration, declaration or filing with, or notification to any Governmental Entity or any other third party is required in connection with the execution, delivery and performance by the General Partner or the Partnership of this Agreement and the Related Documents to which the General Partner or the Partnership is a party or the consummation of the Transaction.

            6.5. Financial Statements. (a) The General Partner has previously delivered to the Buyer true and correct copies of the following financial statements (collectively, the "Financial
Statements"):

                  (i) the audited balance sheet of the Partnership as of
            December 31, 1993, December 31, 1994 and December 31, 1995, and the related statements of operations, partners' equity or partners' capital (as the case may be) and cash flows, and the footnotes and schedules thereto, for each of the fiscal periods then ended;

                  (ii) the unaudited balance sheet of the General Partner as of
            December 31, 1995 and the related statement of income for the 12 months then ended;

                  (iii) the unaudited balance sheet of each of the General
            Partner as of September 30, 1996 and the Partnership as of October 5, 1996 (each, the "Latest Balance Sheet" and each such date being the "Latest Balance Sheet Date"), and the related statement of income with respect to the General Partner for the nine-month period then ended and the statements of operations, partners' equity or partners' capital and cash flows for the 40-week period then ended, as applicable; and

                  (iv) the unaudited balance sheet of the Partnership as of
            October 7, 1995 and October 5, 1996, and the related statements of operations, partners' equity or partners' capital and cash flows for each of the 12-month periods then ended.

            (b) Except as set forth on Schedule 6.5 hereto, the Financial Statements of the Partnership (i) are in accordance with the books and records of the Partnership, (ii) fairly present, in all material respects, the financial condition of the Partnership as at the respective dates indicated and the results of operations, partners' capital and cash flows of the Partnership for the respective periods indicated and (iii) have been prepared in accordance with GAAP throughout the periods covered thereby except, with respect to the unaudited Financial Statements, for the absence of footnotes and except as such unaudited Financial Statements may be subject to year-end adjustments.

            (c) The Financial Statements relating to the General Partner are correct in all material respects.

            (d) The books and records of the General Partner and the Partnership have been established and maintained in


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

accordance with sound business and accounting practices, are materially correct and, taken as a whole, fairly and accurately present the financial condition of the General Partner and the Partnership.

            6.6. Absence of Undisclosed Liabilities. Except as set forth on
Schedule 6.6 hereto, neither the General Partner nor the Partnership has any material Liability, except for (i) Liabilities reflected or reserved against in the Liabilities section of the Latest Balance Sheet and (ii) Liabilities that have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which arise from any breach of contract, breach of warranty, tort, infringement, violation of Law or any action, suit or Proceeding (including any Liability under any Environmental and Safety Requirement)). There were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that were not adequately provided for on the Latest Balance Sheet. Except as set forth on Schedule 6.6 hereto, neither the General Partner nor the Partnership has, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including, without limitation, any obligation for corrective or remedial action relating to Environmental and Safety Requirements.

            6.7. Absence of Changes. Since the Latest Balance Sheet Date, (a) there has not been any Material Adverse Change with respect to the General Partner, the Partnership or the Business and (b) except as set forth on Schedule
6.7 hereto, the Business has been operated in the ordinary course, consistent with past practice, and:

            (i) no fee, interest, dividend, distribution, redemption, royalty or any other payment of any kind has been made by the General Partner or the Partnership to any stockholder or partner or any Affiliate of any of the foregoing, other than the payment in the ordinary course to stockholders who are employees of the Business of their current salary;

            (ii) neither the General Partner nor the Partnership has made any contributions to any Employee Plan except in the ordinary course of business, consistent with past practice;

            (iii) neither the General Partner nor the Partnership has accelerated, terminated, modified or canceled, and neither the General Partner nor the Partnership has received written notice of any acceleration, termination, modification or cancellation by any third party of, any Contract (or series of related Contracts) involving more than $25,000 (other than any purchase order or other Contract relating to the purchase or sale of products or services which by its terms contemplates performance in full within 60 days after the date thereof) to which it is a party or by which it is bound and, to the Knowledge of the General Partner and the Partnership, no party intends to take any such action;

            (iv) neither the General Partner nor the Partnership has experienced any material damage, destruction or loss (whether or not covered by insurance) to any of its assets or property;

            (v) neither the General Partner nor the Partnership has incurred any Funded Debt, or any increase in the amount payable by such Person, under any credit or loan agreement to which such Person is a party;

            (vi) neither the General Partner nor the Partnership has taken any action that would violate any of the negative covenants set forth in Section 8.2 of this Agreement if said Section 8.2 were in effect on the Latest Balance Sheet Date; and

            (vii) there has been no agreement, understanding or authorization, whether in writing or otherwise, for either the General Partner or the Partnership to take any of the actions specified in items (i) through (vi) above, except in connection with the consummation of the transactions expressly contemplated by this Agreement.

            6.8. Tax Matters. Except as set forth on Schedule 6.8 hereto, each of the General Partner, the Partnership, each predecessor of the foregoing and each other Person included in any consolidated or combined tax return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which the General Partner is or has been a member, (a) has timely paid in full all Taxes, including those shown to be due on each of the Tax Returns, required to be paid by it through the date hereof and on the Closing Date will have timely paid in full all Taxes required to be paid by it on or before such date and (b) has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by it with appropriate Governmental Entities in all jurisdictions in which the Tax Returns are required to be filed, and all such Tax Returns accurately set forth the income, deductions and expenses of such Person during the applicable period. Except as set forth on Schedule 6.8 hereto, no Tax liens have been filed against the General Partner or the Partnership and neither the General Partner nor the Partnership has been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by it, and no waivers of statutes of limitation have been given or requested by the General Partner or the Partnership. There are no pending Tax audits of any Tax Returns relating to the General Partner, the Partnership or any predecessor of the foregoing. No unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against the General Partner, the Partnership or any predecessor of the foregoing or any member of any affiliated or combined group of which the General Partner or the Partnership or any predecessor of the foregoing was or is a member. Each of the General Partner and the Partnership has established (in the case of the Partnership but not the General Partner, in accordance with
GAAP) reserves on its Latest Balance Sheet that are adequate for all Taxes not yet due and payable for all periods ending on the date of the Latest Balance Sheet, and neither the General Partner nor the Partnership has incurred any Tax liability from its Latest Balance Sheet Date through the date hereof, other than Taxes incurred in the ordinary course of business. The General Partner has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code and the General Partner is not, nor has it ever been, a "personal holding company" within the meaning of Section 542 of the Code. As of the Closing Date, the fair market value of the Partnership's "United States real property interests" (as such term is defined in Section 897 of the Code) is less than 50% of the fair market value of all of the Partnership's assets that are used or held for use in a trade or business. Except as set forth on Schedule 6.8 hereto, the General Partner and the Partnership have, and each of their respective predecessors has, complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, sales and use Taxes, and amounts required by Law to be withheld and paid from the wages or salaries of employees), and neither the General Partner nor the Partnership or any predecessor of any of the foregoing is, or has ever been, liable for any Taxes for failure to comply with such Laws. Neither the General Partner nor the Partnership or any predecessor of any of the foregoing is, nor has it ever been, a party to any Tax sharing agreement. Neither the General Partner nor the Partnership has agreed to or is required to, and neither Person will be obligated to, based on any actions taken before the Closing Date, make any adjustments to its existing tax accounting method by reason of Section 481 of the Code, or due to a determination by representatives or advisors of such Person that any existing method of accounting is not permissible or appropriate. The Internal Revenue Service has not proposed any such adjustments or changes in any such accounting method. There is no Contract covering any Person that individually or collectively could, as a result of the transactions contemplated hereby or otherwise, give rise to the payment of any amount being non-deductible by the General Partner or the Partnership by reason of Section 280(G) of the Code. The Partnership has not made, and will not make, except with the prior written consent of the Buyer, an election pursuant to
Section 754 of the Code. The General Partner has not changed its taxable year since its inception.

            6.9. Title to Properties. (a) Except as set forth on Schedule 6.9 hereto, each of the General Partner and the Partnership has, and upon consummation of the Roll-up QFAC will have, good (and, in the case of the Owned Real Property, marketable) title, free and clear of all Encumbrances (other than Permitted Encumbrances), to all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by such Person (collectively the "Assets"), including but not limited to, all assets reflected on the Latest Balance Sheet and the Intellectual Property Rights referred to in Section 6.11.

            (b) Except as set forth on Schedule 6.9(b) hereto, the facilities, machinery, equipment and other tangible assets of the General Partner and the Partnership are generally in good condition and repair, fit for their particular purpose, and are adequate for the conduct of the General Partner's and the Partnership's business, subject to normal maintenance and ordinary wear and tear. The General Partner and the Partnership own or lease under valid leases all facilities, machinery, equipment and other assets (real, personal and mixed, tangible and intangible) necessary for the conduct of the Business as conducted as of the date hereof.

            (c) The General Partner has previously delivered to the Buyer a true and complete listing of the fixed assets included in the Assets that, individually, have a value in excess of $1,000. Schedule 6.9(c) hereto specifies the locations of the Assets. At all times during which the General Partner or the Partnership owned the Assets, none of the Assets were located (or, in the case of the vehicles, garaged) at any place other than the places set forth on
Schedule 6.9(c) hereto, except for (i) periods in which the Assets were in transit to the General Partner or the Partnership (as the case may be) in the ordinary course of business and (ii) periods in which the Assets were being repaired off premises in the ordinary course of business.

            (d) Schedule 6.9(d) hereto contains a list of all real property (the "Real Property") currently owned (the "Owned Real Property") or currently leased (the "Leased Real Property") by the General Partner or the Partnership, indicating in each case the owner or, as applicable, the lessee and the lessor thereof. With respect to real property owned or leased by the General Partner or the Partnership, except as set forth on Schedule 6.9(d) hereto:

                  (i) such Person is the owner and holder of all the leasehold estates purported to be granted by each lease;

                  (ii) each lease is in full force and effect and constitutes a valid and binding obligation of such Person;

                  (iii) no Person other than such Person has any right of use or occupancy of any portion of the Real Property;

                  (iv) no portion of the Real Property is subject to any pending condemnation Proceeding by any public or quasi-public authority and, to the Knowledge of the General Partner and the Partnership, there is no threatened condemnation Proceeding with respect thereto;

                  (v) to the Knowledge of the General Partner and the
            Partnership, the physical condition of the Real Property is sufficient to permit the continued conduct of the Business as presently conducted;

                  (vi) upon consummation of the Roll-up, QFAC will be the owner and holder of all the leasehold estates purported to be granted by each relating to the Leased Real Property and, subject to obtaining the consents with respect to such leases set forth on Schedule 6.4 hereto, each such lease will be in full force and effect and constitute a valid and binding obligation of the General Partner;

                  (vii) no notice of any increase in the assessed valuation of the Real Property and no notice of any contemplated special assessment has been received by the General Partner or the Partnership and, to the Knowledge of the General Partner and the Partnership, there is no threatened special assessment pertaining to any of the Real Property; and

                  (viii) with respect to the Leased Real Property, there has been no correspondence or, to the Knowledge of the General Partner and the Partnership, discussions with the landlord concerning renewal terms for those leases scheduled to expire within 12 months of the date of this Agreement.

The General Partner has delivered to the Buyer true and complete copies of all leases referred to on Schedule 6.9(d) hereto.

            (e) Except as set forth on Schedule 6.9(e) hereto, neither the General Partner nor the Partnership owns or operates any vehicles, boats, aircraft, apartments or other recreational or residential properties or facilities for executive, administrative or sales purposes. Neither the General Partner nor the Partnership owns or pays for any social club memberships, whether or not for the benefit of the Business and/or its executives.

            6.10. Inventory. Except as set forth on Schedule 6.10 hereto, none of the inventory of the General Partner and the Partnership includes any items that are below standard quality, or of a quality or quantity not usable or salable in the normal course of business, the aggregate value of which has not been written down on the books of account of the General Partner or the Partnership, as the case may be, to realizable market value or with respect to which adequate reserves have not been provided in accordance with GAAP.

            6.11. Intellectual Property. Except in each case as set forth on
Schedule 6.11 hereto:

            (a) the Partnership has, and upon consummation of the Roll-up QFAC will have, the exclusive right to use, sell, license, dispose of, bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of the Business as currently conducted, and such rights to use, sell, license, dispose of and bring actions are, and will be, sufficient for such conduct of the Business;

            (b) there are no royalties, honoraria, fees or other payments payable by the General Partner or the Partnership to any Person by reason of the ownership, use, license, sale or disposition of the Intellectual Property Rights;

            (c) no activity, service or procedure currently or proposed to be conducted by the General Partner or the Partnership violates or will violate any Contract of the General Partner or the Partnership with any third party or infringe any Intellectual Property Right of any other party;

            (d) since January 1, 1993, neither the General Partner nor the Partnership has received from any third party any notice, charge, claim or other assertion that the General Partner or the Partnership is infringing any Intellectual Property Right of any third party or has committed any acts of unfair competition, and no such claim is impliedly threatened by an offer to license from a third party under a claim of use;

            (e) neither the General Partner nor the Partnership has sent to any third party in the past four years nor otherwise communicated to another Person any notice, charge, claim or other assertion of infringement by or misappropriation of any Intellectual Property Right of the General Partner or the Partnership by such other Person or any acts of unfair competition by such other Person, nor is any such infringement, misappropriation or unfair competition occurring or, to the Knowledge of the General Partner and the Partnership, threatened;

            (f) to the Knowledge of the General Partner and the Partnership, no patent, formulation, invention, device, application or principle nor any statute, law, rule, regulation, standard or code relating to any Intellectual Property Right, exists or is pending or proposed that would have a Material Adverse Effect on the Business as presently conducted.

Schedule 6.11 hereto contains a true and complete list of all applications, filings and other formal actions made or taken pursuant to Federal, state, local and foreign Laws by the General

Partner or the Partnership to perfect or protect its interest in the Intellectual Property Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights and copyright applications.

            6.12. Agreements; No Defaults; Etc. Except as set forth on Schedule
6.12 hereto, neither the General Partner nor the Partnership is a party to any:

            (a) Contract involving aggregate consideration in excess of $25,000 per annum for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis (other than oral contracts terminable at will by the General Partner or the Partnership, as the case may be, without any obligation to pay any severance in excess of the general severance policies described on Schedule 6.17 hereto);

            (b) Contract with any Affiliate;

            (c) Contract relating to the borrowing of money or to the mortgaging, pledging or otherwise placing an Encumbrance on any asset or group of assets of such Person;

            (d) Contract relating to any guarantee of any obligation for borrowed money or otherwise;

            (e) Contract with respect to the lending or investing of funds;

            (f) Contract or indemnification with respect to any form of intangible property, including any Intellectual Property Rights or confidential information; provided, however, neither the General Partner nor the Partnership shall have any obligation to disclose the identity of any Person that subsequent to March 1, 1996 and prior to the date hereof expressed an interest in acquiring the Business;

            (g) Contract or group of related Contracts with the same party (excluding purchase orders entered into in the ordinary course of business that are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered balance of such products and services has a selling price in excess of $50,000;

            (h) Contract that prohibits it from freely engaging in business anywhere in the world;

            (i) Contract relating to the manufacturing, purchase, distribution, marketing or sales of its or any other Person's products;

            (j) factoring arrangement or other agreement involving the sale of such Person's accounts receivable to a third party at a discount; or

            (k) other Contract (i) that is not terminable by either party without penalty upon not more than 30 days' advance notice and involves aggregate consideration in excess of $10,000; (ii) that involves aggregate consideration in excess of $25,000 (excluding in the case of each of clauses (i) and (ii) above any purchase order or other Contract relating to the purchase or sale of products or services that by its terms contemplates performance in full within 60 days after the date thereof); or (iii) material to the Business not entered into in the ordinary course of business.

Except as set forth on Schedule 6.12 hereto, the General Partner or the Partnership (as applicable) is not in breach or default or, to the Knowledge of the General Partner and the Partnership, alleged to be in breach or default in any material respect under any Contract listed on Schedule 6.12 hereto, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by the General Partner or the Partnership (as applicable) of any of the foregoing. The General Partner has provided to the Buyer true and complete copies of all documents listed on
Schedule 6.12 hereto and true and correct descriptions of all material terms of any oral Contracts listed Schedule 6.12 hereto.

            6.13. Litigation, Etc. Except as set forth on Schedule 6.13 hereto, there are no (a) Proceedings pending or, to the Knowledge of the General Partner and the Partnership, threatened against the General Partner or the Partnership, whether at law or in equity, or before or by any Governmental Entity or arbitrator or (b) Orders of any Governmental Entity or arbitrator against the General Partner or the Partnership. Except as set forth on Schedule 6.13 hereto, neither the General Partner nor the Partnership is bound by any Order relating to the Business. The General Partner has delivered to the Buyer true and correct copies of the documents listed on Schedule 6.13 hereto and of such other documents relating to such matters referred to on Schedule 6.13 hereto as the Buyer shall have requested.

            6.14. Compliance; Governmental Authorizations. Except as set forth on Schedule 6.14 hereto, the business of the General Partner and the Business have not been, and are not being, conducted in violation in any material respect of any Law, or Permit, including, without limitation, Environmental and Safety Requirements and all Laws respecting labor, employment and employment practices, terms and conditions of employment and wage and hours. To the Knowledge of the General Partner and the Partnership, no investigation or review by any Governmental Entity with respect to the Business is pending or threatened, nor has any Governmental Entity notified the General Partner or the Partnership of its intention to conduct the same. Except as set forth on Schedule 6.14 hereto,
(a) the General Partner and the Partnership have, and upon consummation of the Roll-up QFAC will have, all Permits necessary for the conduct of their respective businesses (including the Business), including those required under any Environmental and Safety Requirements, (b) such Permits are in full force and effect and (c) no violations are or have been recorded in respect of any such Permits. Schedule 6.14 hereto contains a true and complete list of all material Permits under which the General Partner, the Partnership or the Business is operating or bound, and the General Partner has furnished to the Buyer true and complete copies thereof.

            6.15. Insurance. Schedule 6.15 hereto lists each insurance policy maintained by the General Partner or the Partnership with respect to their respective properties, assets and businesses (including the Business). Except as set forth on Schedule 6.15 hereto, all of such insurance policies are in full force and effect and are of a type, in such amounts and insure the General Partner or the Partnership (as the case may be) against such losses and risks as are adequate for the conduct of the General Partner's and the Partnership's businesses as currently conducted; all premiums due and payable with respect to such policies have been paid and are not subject to adjustment; and neither the General Partner nor the Partnership is in default with respect to its obligations under any of such insurance policies, has received any notification of cancellation of any of such insurance policies or has any claim outstanding that could reasonably be expected to cause a material increase in the insurance rates. To the Knowledge of the General Partner and the Partnership, no facts or circumstances exist that would relieve the insurer under any such policy of its obligation to satisfy in full any claim thereunder. Neither the General Partner nor the Partnership has received any notice that (i) any of such policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (ii) the premium on any of such policies will be materially increased on the renewal thereof.

            6.16. Labor Relations; Employees. (a) Except as set forth on
Schedule 6.16 hereto, (i) neither the General Partner nor the Partnership is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by any such employee to date or amounts required to be reimbursed to any such employee; (ii) there is no unfair labor practice complaint against the General Partner or the Partnership pending before the National Labor Relations Board or any other Governmental Entity; (iii) there is no labor strike, material labor dispute, work slowdown or stoppage actually pending or, to the Knowledge of the General Partner and the Partnership, threatened against or involving the General Partner or the Partnership; (iv) no labor union currently represents the employees of the General Partner or the Partnership; (v) no officer or senior executive employee has informed the General Partner or the Partnership that such employee will or is reasonably likely to terminate his or her employment or engagement with the General Partner or the Partnership; (vi) neither the General Partner nor the Partnership is a party to or bound by any collective bargaining agreement, union contract or similar agreement; and (vii) upon termination of the employment of any employee of the General Partner or the Partnership by the General Partner or the Partnership (as the case may be) prior to the Closing, neither the Buyer nor the General Partner or the Partnership will, by reason of any action taken or omitted to be taken prior to the Closing, be liable to any such employee for severance pay or any other payments.

            (b) No valid claim has been asserted by any third party against the General Partner or the Partnership, the Business or any of the Designated Persons (as hereinafter defined) with respect to (i) the employment by, or association with such Person of any of the present officers or employees of or consultants to such Person (said officers, employees and/or consultants being hereinafter collectively referred to as the "Designated Persons") or (ii) the use in connection with the business of the General Partner or the Partnership by any of the Designated Persons of any information that such Person or any of the Designated Persons is prohibited from using, in each case under any agreements, arrangements or other set of facts, including, without limitation, any such agreement or arrangement between any of the Designated Persons, or any legal or equitable considerations applicable to, among other things, unfair competition, trade secrets or proprietary information.

            6.17. ERISA Compliance. (a) Set forth on Schedule 6.17 hereto is a true and complete list of all Employee Plans. Except as set forth on Schedule
6.17 hereto, all Employee Plans have been operated and administered in compliance in all material respects with ERISA, the Code and other applicable Law.

            (b) Except as set forth on Schedule 6.17 hereto:

                  (i) each Employee Plan, if intended to be "qualified" within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and, to the Knowledge of the General Partner and the Partnership, nothing has occurred that has affected or could reasonably be expected to affect adversely such qualification or exemption;

                  (ii) neither the General Partner or the Partnership nor any of their respective ERISA Affiliates, nor, to the Knowledge of the General Partner and the Partnership, any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the

            Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject the General Partner or the Partnership to any tax or penalty imposed under Section 4975 of the Code or Section 502(i), (j) or (l) of ERISA;

                  (iii) all required or declared contributions (or premium
            payments) to (or in respect of) all Employee Plans have been properly made when due, and each of the General Partner and the Partnership (as applicable) has timely deposited all amounts withheld from employees for pension, welfare or other benefits into the appropriate trusts or accounts;

                  (iv) no Proceedings (other than routine claims for benefits)
            are pending or, to the Knowledge of the General Partner and the Partnership, threatened with respect to or involving any Employee Plan;

                  (v) except as may be required under Laws of general
            application and except as set forth in paragraph (a) of Schedule
            6.17 hereto, none of the Employee Plans obligates the General Partner or the Partnership to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

                  (vi) each Employee Plan that is a "group health plan" within the meaning of Section 5000 of the Code has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B,
            Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred;

                  (vii) neither the General Partner or the Partnership nor any of their respective ERISA Affiliates is or has ever maintained or been obligated to contribute to a "multiple employer plan" (as defined in Section 413 of the Code), a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a "defined benefit pension plan" (as defined in Section 3(35) of ERISA); and

                  (viii) except as set forth on Schedule 6.8 hereto all
            reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Employee Plan.

            (c) The General Partner has provided the Buyer with true and complete copies of all documents pursuant to which each Employee Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and the most recent valuation of the present and future obligations under each Employee Plan that provides post-retirement or post-employment health and life insurance, accident, or other "welfare-type" benefits, if any. The foregoing documents accurately reflect all material terms of each of the Plans.

            6.18. Environmental Matters. (a) Except as set forth on Schedule 6.18(a) hereto, neither the General Partner or the Partnership nor, to their Knowledge, any of their respective past owned or leased real properties or operations are subject to any Proceeding, Order or other Contract arising under Environmental and Safety Requirements, nor has any investigation been commenced or, to the Knowledge of the General Partner and the Partnership, is any Proceeding threatened against the General Partner or the Partnership under any Environmental and Safety Requirement.

            (b) Except as set forth on Schedule 6.18(b) hereto, neither the General Partner nor the Partnership has received any written notice, report or other information regarding any actual or alleged violation of any Environmental and Safety Requirement, or any Liabilities, including any investigatory, remedial or corrective obligations under any Environmental and Safety Requirement.

            (c) Schedule 6.18(c) hereto sets forth a complete and accurate list of all real property previously owned, leased or operated by the General Partner or the Partnership or any legal predecessor of such Person.

            (d) Except as set forth on Schedule 6.18(d) hereto, none of the following exists, nor has ever existed, at any of the Real Property or any other real property previously owned or operated by the General Partner or the Partnership or any legal predecessor of such Person: (i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills, surface impoundments, disposal areas or contaminated areas.

            (e) Except as set forth on Schedule 6.18(e) hereto, neither the General Partner nor the Partnership has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any real property (and no such real property is contaminated by any such substance) in a manner that has given or is reasonably likely to give rise to any Liability pursuant to CERCLA, SWDA or any other Environmental and Safety Requirement, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage, attorney fees or any investigative, corrective or remedial obligations.

            (f) Except as set forth on Schedule 6.18(f) hereto, no existing facts, events or conditions relating to the past or present real properties or operations of the General Partner, the Partnership or the Business will prevent continued compliance by the General Partner, the Partnership or the Business with any Environmental and Safety Requirement, give rise to any investigatory, remedial or corrective obligation pursuant to any Environmental and Safety Requirement or any other Liability pursuant to any Environmental and Safety Requirement.

            (g) The General Partner has provided the Buyer with correct and complete copies of all reports and studies conducted by or on behalf of, or in the possession or control of, the General Partner or the Partnership with respect to the Business or any of the real property owned or leased by any such Person or any predecessor of such Person and, to the Knowledge of the General Partner and the Partnership, there are no other environmental reports or studies with respect thereto.

            6.19. Brokers. Except as set forth on Schedule 6.19 hereto, neither the General Partner or the Partnership nor any of their respective officers, directors, stockholders, partners or employees has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement and the Related Documents.

            6.20. Suppliers and Vendors. Since January 1, 1996, no supplier or vendor of either the General Partner or the Partnership that is material to the business of the General Partner or the Partnership has canceled or otherwise terminated, or, to the Knowledge of the General Partner and the Partnership, threatened to cancel or otherwise terminate, its relationship with any such Person or has decreased, limited or otherwise modified or, to the Knowledge of the General Partner and the Partnership, threatened to modify, the services, supplies or materials it provides to the General Partner or the Partnership, and the General Partner and the Partnership have no reason to believe that consummation of the Transaction will materially adversely affect the relationship of the General Partner or the Partnership with any such supplier or vendor.

            6.21. Customers. The business relationship among the General Partner, the Partnership and the customers of the Business is generally good and no disagreements or problems exist between the General Partner or the Partnership and any of the "top-ten" customers (based on revenues as of September 30, 1996) of the Partnership or otherwise that, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.21 hereto, neither the General Partner nor the Partnership has any reason to believe that any customer's termination of, or material reduction in, its business with the General Partner or the Partnership since

January 1, 1996, either individually or in the aggregate would have an adverse effect on the business, operations or prospects of the General Partner, the Partnership or the Business. Neither the General Partner nor the Partnership has received any notice or, to the Knowledge of the General Partner and the Partnership, otherwise has any reason to believe that any customer intends to terminate or materially reduce its business with such Person.

            6.22. Accounts and Notes Receivable. Except as set forth on Schedule
6.22 hereto, all the accounts receivable and notes receivable owing to the General Partner or the Partnership as of the date hereof constitute, and as of the Closing Date will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Schedule 6.22 hereto, as of the date hereof there is, and as of the Closing Date there will be, (a) no account debtor or note debtor delinquent in its payment by more than 90 days; (b) no account debtor or note debtor that has refused or, to the Knowledge of the General Partner or the Partnership, threatened to refuse to pay its obligations for any reason; (c) to the Knowledge of the General Partner and the Partnership, no account debtor or note debtor that is insolvent or bankrupt; and (d) no account receivable or note receivable pledged to any third party by the General Partner or the Partnership.

            6.23. Accounts and Notes Payable. Set forth on Schedule 6.23 hereto is a true and complete list of each account or note payable of the General Partner or the Partnership past due (including the time and amount past due) as of the Latest Balance Sheet Date. All accounts payable and notes payable by the General Partner or the Partnership to third parties as of the date hereof arose, and as of the Closing Date will have arisen, in the ordinary course of business, and, except as set forth on Schedule 6.23 hereto, there is, and as of the Closing Date there will be, no such account payable or note payable delinquent in its payment. For purposes of this Section 6.23, an account payable shall include all invoiced amounts, whether or not posted on the internal accounts of the General Partner or the Partnership, and as of the end of any fiscal period shall be deemed to have been paid only to the extent bank overdraft protection applies to any check delivered in payment thereof or any such check has actually been paid by the General Partner's or the Partnership's bank (as applicable).

            6.24. Related Party Transactions. (a) Neither the General Partner nor the Partnership, nor, to the Knowledge of such Persons, any of their respective officers, employees, agents or any other Person acting on behalf of the General Partner or the Partnership has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other Person who was, is, or may be in a position to help or hinder the Business (or assist in connection with any actual or proposed transaction) that (i) is in violation of any Law or could reasonably be expected to subject the General Partner or the Partnership or any of their respective Affiliates to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, could reasonably be expected to constitute a Material Adverse Effect, or (iii) if not continued in the future, could reasonably be expected to constitute a Material Adverse Effect.

            (b) Except for ordinary compensation to regular employees of the General Partner or the Partnership, no General Partner, officer or director (or nominee for election as a director) of either the General Partner or the Partnership is now, or has been during the last four fiscal years, (i) a party to any transaction with the General Partner or the Partnership or any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such Person, or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business entity that is a present or potential competitor, supplier or customer of the General Partner or the Partnership (other than non-affiliated holdings in publicly-held companies), nor does any such Person receive income from any source other than the General Partner or the Partnership that relates to the Business or the business of, or should properly accrue to, the General Partner or the Partnership.

            6.25. Warranties of Products; Product Liability; Regulatory Compliance. (a) Except to the extent written down on the books of account of the General Partner or the Partnership or reserved against thereon, all products produced, manufactured, sold, distributed, used, delivered or held in inventory by the General Partner or the Partnership (including, without limitation, all documentation furnished in connection therewith) conform in all respects with all customary and reasonable standards for products of such type, all applicable contractual commitments and all express and implied warranties, and neither the General Partner nor the Partnership has any Liability for replacement thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the Latest Balance Sheet (rather than in any notes thereto). No product produced, manufactured, sold, distributed, used or delivered by the General Partner or the Partnership is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, except to the extent a true and correct copy thereof is attached hereto as Schedule 6.25(a). Copies of the standard terms and conditions of sale for each of the General Partner and the Partnership (containing applicable guaranty, warranty and indemnity provisions) have been delivered to the Buyer.

            (b) Except as set forth on Schedule 6.25(b) hereto, within the last four years, no Governmental Entity regulating the business of the General Partner or the Partnership has commenced, or threatened to commence, any Proceeding relating to such business and neither the General Partner nor the Partnership has been responsible for, subject to, become aware or otherwise been notified of, and does not now have any Liability (and, to the Knowledge of the General Partner and the Partnership, there is no Basis for any present or future Proceeding, charge, complaint or demand against it giving rise to any Liability) arising out of any injury to any individual or property as a result of or in connection with any product produced, manufactured, sold, distributed, used or delivered by such Person.

            6.26. Directors and Officers; Banks Accounts; Powers of Attorney.
Schedule 6.26 hereto contains a correct and complete list of (a) the names of all of the current directors and officers of the General Partner; (b) the name of each bank in which the General Partner or the Partnership has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (c) the names of all persons holding powers of attorney from the General Partner or the Partnership.

            6.27. Certain Agreements. Except as set forth on Schedule 6.27 hereto, neither the execution and delivery of this Agreement, nor the consummation of the Transaction will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the General Partner or the Partnership from any such Person under any Employee Plan or otherwise; (b) increase any benefits otherwise payable under any Employee Plan or otherwise; or (c) except for the payment of the Management Fees that has been negotiated by the Partnership and the recipients of such fees, result in the acceleration of the time of payment or vesting of any such benefits.

            6.28. Disclosure. No representation or warranty made by either General Partner or the Partnership in this Agreement or in any Related Document to which the General Partner or the Partnership is a party or in any document, statement, financial statement, certificate, schedule or exhibit prepared and furnished, or to be prepared and furnished, by or on behalf of any such Person delivered pursuant to this Agreement or any Related Document to which the General Partner or the Partnership is a party or in any certificate otherwise delivered by or on behalf of such party in connection with the Transaction, when taken together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were furnished, and to the actual knowledge (within the meaning of clause (i) of the definition of "Knowledge" set forth in Section 13.15 hereof) of the General Partner and the Partnership, there is no previous or current event, fact or condition that presently has or will have a Material Adverse Effect that has not been set forth in this Agreement or in the Schedules hereto.

            6.29. Limitations. Except for the representations and warranties of the General Partner and the Partnership contained in this Agreement or in any Schedule, Exhibit, certificate or other instrument delivered pursuant hereto or to any Related Document to which such Person is a party or in any certificate otherwise delivered by or on behalf of such party in connection with the Transaction, neither General Partner nor the Partnership makes any representation or warranty. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE APPLICABLE TO ANY OF THE GOODS OR EQUIPMENT OF THE GENERAL PARTNER OR THE PARTNERSHIP.

            SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers as follows:

            7.1. Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement, and each Related Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Sale, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify would not result in a Material Adverse Effect on the Buyer; the execution, delivery and performance by the Buyer of this Agreement and each Related Document to which it is a party and the consummation of the Sale have been duly authorized by all necessary action on the part of the Buyer; and this Agreement and each Related Document to which it is a party has been duly executed and delivered by the Buyer and constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors' rights generally or by general principles of equity.

            7.2. Noncontravention; Consents. (a) Except as set forth on Schedule
7.2 hereto, neither the execution, delivery and performance by the Buyer of this Agreement or any Related Document to which the Buyer is a party, nor the consummation of the Sale will (i) result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligations contained in or the loss of any material benefit under any term, condition or provision of any Formation Document or Contract to which the Buyer is a party, or by which the Buyer of any of its properties may be bound or (ii) violate any Law applicable to the Buyer or any of its properties, that in the case of either clause (i) or (ii) would prevent the consummation of the Sale or result in an Encumbrance on or against any assets, rights or properties of the Buyer or give rise to any claim against the Buyer or have any Material Adverse Effect on the Buyer.

            (b) Except for notification under the HSR Act, any notice that may be required under applicable Federal and/or state securities laws (which, if required, shall be filed on a timely basis as may be so required) and except as set forth on Schedule 7.2 hereto, no material permit, authorization, consent or approval of or by, or any material notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Buyer of this Agreement and each Related Document to which it is a party or the consummation by the Buyer of the Sale.

            7.3. Brokers' Fees. Except as set forth on Schedule 7.3 hereto, the Buyer has not, nor has any stockholder or employee of such Person, employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the Sale.

            7.4. Financing. The Buyer has received commitment letters (collectively, the "Commitment Letters") from NationsBanc Capital Markets, Inc. and NationsBridge, L.L.C. (collectively, the "Lenders") with respect to the financing of the transactions contemplated by this Agreement. The Buyer has no reason to believe that it will not receive the financing necessary to consummate the transactions contemplated by this Agreement substantially in accordance with the terms of such commitment letters, true and complete copies of which have been delivered to the General Partner.

            7.5. Inaccuracies. No representation or warranty of the Buyer contained in this Agreement, any Related Document to which the Buyer is a party or in any document, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by or on behalf of the Buyer delivered pursuant to this Agreement, any Related Document to which the Buyer is a party or in any certificate otherwise delivered by or on behalf of the Buyer in connection with the Transaction, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            7.6. Investment Intent. The Buyer is acquiring the Shares and the Limited Partnership Interests hereunder for the Buyer's own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

            SECTION 8. PRE-CLOSING COVENANTS.

            8.1. Affirmative Covenants of the General Partners, the Partnership and the Sellers. From and after the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Section 12 (the "Transition Period"), except as otherwise consented to in writing by the Buyer, each of the Stockholders and the General Partners shall use their best efforts to cause each of the General Partners and the Partnership to, and, for purposes of Section 8.1(c), each Seller shall:

            (a) conduct its operations in material compliance with all applicable Laws and according to the ordinary and usual course of business consistent with past practice (including the collection of receivables, the payment of payables and the maintenance of inventory levels and supplies) and use best efforts to preserve intact its business organization, keep available the services of officers and employees, and maintain satisfactory relationships with suppliers, customers and others having business relationships with it;

            (b) maintain its assets in customary repair, order and condition, maintain insurance reasonably comparable to that in effect on the Latest Balance Sheet Date, replace in accordance with past practice inoperable, worn out or obsolete assets with modern assets of comparable quality and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date for which it is insured or the condemnation of any assets or properties, either repair or replace such assets or property or, if the Buyer agrees, cause it to retain such insurance or condemnation proceeds;

            (c) promptly after acquiring knowledge thereof, inform the Buyer in writing of any material variances from the representations and warranties contained in Section 5 or 6;

            (d) permit representatives of the Buyer and the Lenders to have full access to the books, records, property, facilities, customers, suppliers, sales representatives, consultants, key employees and independent accountants of the General Partners and the Partnership in connection with the due diligence review of the General Partners and the Partnership during normal business hours upon reasonable prior notice (it being understood that such investigation shall in no way affect or otherwise obviate or diminish any representations or warranties of the Sellers, the General Partners or the

Partnership or any condition to the obligations of the Buyer, in each case as set forth herein);

            (e) the Partnership shall comply with the terms of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA") with regard to each of the Real Properties located in New Jersey. QFAC shall, prior to the Closing, furnish to the Buyer, in form reasonably satisfactory to the Buyer, either: (i) a letter or letters from the New Jersey Department of Environmental Protection ("NJDEP") stating that each of the Real Properties located in New Jersey is exempt from the application of ISRA; (ii) one or more negative declarations issued by NJDEP pursuant to ISRA regarding each of the Real Properties located in New Jersey; or (iii) a NJDEP-approved plan to remediate any contamination on-site as may be required under ISRA, in accordance with which the Partnership shall, in cooperation with and at the request of the Buyer, undertake the remediation;

            (f) cause the Sellers' Accountants to consult with the Buyer and its representatives, including, without limitation, the Buyer's Accountants, in the determination of Estimated Closing Working Capital and permit representatives of the Buyer, including, without limitation, the Buyer's Accountants, to have free access to the books and records of the General Partners and the Partnership for such purpose; and

            (g) at the Buyer's request, cause the General Partner to make available appropriate officers to discuss the status of negotiations relating to the new Labor Agreement with Teamsters Local Union No. 676 covering employees of the Partnership.

            8.2. Negative Covenants of the General Partners and the Partnership. During the Transition Period, without the prior written consent of the Buyer, except as set forth on Schedule 8.2 hereto or as expressly contemplated by this Agreement or any Related Document (including, without limitation, the transfer of the Rollover Interests pursuant to the Exchange Agreement), each of the Stockholders and General Partners shall use their best efforts to cause each General Partner and the Partnership not to:

            (a) sell, lease, transfer or dispose of any of the assets of the Business, either General Partner or the Partnership, tangible or intangible, other than inventory in the ordinary course of business consistent with past practice;

            (b) enter into any Contract (or series of related Contracts) requiring expenditures in excess of $50,000 (other than any purchase order relating to the purchase or sale of products that by its terms contemplates performance in full within 60 days after the date thereof);

            (c) except for capital expenditures relating to the Partnership's Tabor Road facility not to exceed $100,000, permit capital expenditures and commitments therefor to exceed, in the aggregate, $50,000;

            (d) delay or postpone the payment of accounts payable and other obligations and Liabilities or accelerate the collection of accounts receivable other than in the ordinary course of business;

            (e) enter into any employment contract or collective bargaining agreement, written or oral, or modify the terms of any existing such contract or agreement, in each case other than any such contract that may be terminated without penalty by either General Partner or the Partnership (as the case may be) on not more than thirty (30) days' prior notice and would not obligate either General Partner or the Partnership (as the case may be) to make severance payments in excess of the payments made pursuant to the general severance policy of such Person described in Schedule 6.17 hereto;

            (f) grant any increase in the base compensation of any officer or employee other than in the ordinary course of business consistent with past practice;

            (g) adopt, amend, modify or terminate any bonus, profit-sharing, incentive, severance or other plan, Contract or commitment for the benefit of any officer or employee;

            (h) enter into any transaction with any officer, employee or Affiliate (or any director, officer or employee of such Affiliate), other than ordinary course employment arrangements entered into in accordance with past practice;

            (i) in any manner take or cause to be taken any action which is designed, intended or is reasonably anticipated to have the effect of discouraging customers, employees, suppliers, lessors, and other associates from maintaining substantially the same business relationships after the date of this Agreement as were maintained prior to the date of this Agreement;

            (j) intentionally take any action that would require disclosure under Section 8.6;

            (k) pay any dividend or make any redemption or distribution in respect of any ownership interest; or

            (l) settle or compromise any claim made by any third party against either General Partner or the Partnership involving in excess of $10,000.

            8.3. Pennsylvania Environmental Matters. (a) The General Partners and the Partnership shall take such actions as may reasonably be required to ensure that upon the Closing, the Buyer and its Affiliates shall be entitled to the rights and benefits of the Partnership pursuant to Section 15 of the Purchase and Sale Agreement dated August 18, 1994 between MPK Business Trust and the Partnership, the Consent Order referred to in Section 8.4 below (the "Greenfield Agreement") and the Guaranty dated August 2, 1994 by Campbell Soup Company
("Campbell") in favor of the Partnership.

            (b) The Sellers shall be obligated either to seek a No Further Action Letter or to cause all contamination in the Subject Area to achieve or comply with the Cleanup Objective. The Environmental Escrow Amount shall be released upon the sooner to occur of either of the following (the "Section 8.3 Resolutions"): (i) the Pennsylvania Department of Environmental Protection or its successor agency ("PADEP") shall have provided a No Further Action Letter regarding the Subject Area, or (ii) the Sellers shall have caused all contamination in the Subject Area to achieve or comply with the Cleanup Objectives. The date upon which the Section 8.3 Resolution shall have occurred is hereinafter referred to as the "Section 8.3 Resolution Date". The Sellers may choose to conduct the required activities themselves or through an agent or another party such as Campbell; provided, however, the obligations of the Sellers in this Section 8.3 are not dependent on whether Campbell agrees to do so.

            (c) The parties agree to cooperate to effectuate the provisions of
Section 8.3(b). In particular, if and to the extent the Sellers perform the work in question rather than Campbell (pursuant to the Greenfield Agreement), the Buyer shall have the right to:

            (i) receive an indemnity for any harm caused by the site work by the Sellers or anyone acting on behalf of the Sellers, and other customary access-agreement provisions;

            (ii) prior review and reasonable opportunity to comment on proposed communications to the Commonwealth;

            (iii) monitor meetings and other conversations with the
                  Commonwealth, except that the Buyer shall not communicate any position to the Commonwealth that the Buyer has reason to believe may conflict with the Sellers' interests or position, without prior notice to, and opportunity to comment by, the Sellers' Representative;

            (iv)  monitor the work and take split samples; and

            (v) require that the work be done at times and in ways that would not unreasonably interfere with its operations at the facility.

            (d) For purposes of this Section 8.3, the following terms shall have the meanings set forth below:

                  (i) No Further Action Letter means a written communication from an appropriate official at PADEP expressing PADEP's determination that based on sampling data and other information then known to PADEP, PADEP considers the matter closed, in the sense that no further investigation, monitoring, remediation, or other action will be required by PADEP in connection with contamination in the Subject Area, except that:

                        (A) a No Further Action Letter may include an express
                  reservation by PADEP of the right to require additional action if and to the extent that the sampling data on which PADEP relied is subsequently discovered to have understated the presence of the contamination; and

                        (B) the No Further Action Letter requirement may in the
                  alternative be satisfied by an enforceable agreement in which PADEP covenants not to require further action on the part of the Buyer regarding the Subject Area, and in which the Sellers (or their designee) agree to perform such work as PADEP may require.

            (ii) Cleanup Objectives means all soil and water action levels of general application published by the Commonwealth of Pennsylvania that define what type and degree of remediation will satisfy Commonwealth of Pennsylvania standards and that apply at the time the remediation is conducted (to the extent any such standards then exist).

            (iii) Subject Area means any contaminated soil and groundwater in the vicinity of either (A) ENSR sampling locations A1 through A8, currently believed to have been contaminated by releases from a 3,000-gallon underground storage tank ("UST") previously located at the northeast end of the Annex building or from the Annex building itself or both, or (B) ENSR sampling location MW-9, currently believed to have been contaminated by releases from a pair of closed 12,000 USTs under the Process building or a 12,000-gallon active UST to the west of the Process building or both. The Subject Area includes such contamination as far as it may be found to extend, whether on or off the property of the Sellers, except that it shall not include (1) Gas Hut Contamination or (2) contamination originating from a source not on the property.

            (iv) Gas Hut Contamination means contaminated soil and groundwater that Campbell is required to remediate pursuant to the Consent referred to in Section 8.4.

            (e) Promptly (but in no event more than three Business Days) following the Section 8.3 Resolution Date (but not before the Initial Escrow Termination Date shall have occurred), the Buyer and the Sellers' Representative shall jointly instruct the Escrow Agent to pay to the Sellers' Representative the Environmental Escrow Amount (together with the interest accrued thereon), less any amounts paid out of the Environmental Escrow Amount to the Buyer for remediation costs incurred by the Buyer pursuant to this Section 8.3.

            (f) Notwithstanding anything to the contrary herein, the provisions of this Section 8.3 shall not preclude the application of Section 10.1(c) hereof.

            8.4. Consents. Each party shall use its best efforts, and the other parties shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each Person or authority (including, without limitation, in the case of the General Partners and the Partnership, the notification of the Commonwealth of Pennsylvania pursuant to the Consent Order dated May 25, 1995 among the MPK Business Trust, the Partnership and the Commonwealth of Pennsylvania Department of Environmental Resources), whether private or governmental, whose consent or approval is required in order to permit the consummation of the Transaction. In addition to, and not in limitation of the foregoing, the General Partners and the Partnership shall take such actions as are necessary to transfer the Shares and the Limited Partnership Interests and to assign, transfer, grant and convey all right, title and interest in the business of the General Partners and the Partnership, including, without limitation, all grants of inspection, Permits, material agreements and such other assets as the Buyer shall reasonably request.

            8.5. Efforts to Consummate. Subject to the terms and conditions herein provided, the parties shall do or cause to be done all such reasonable acts and things as may be necessary, proper or advisable, consistent with the terms and conditions of this Agreement and all applicable Laws and regulations, to consummate and make effective the transactions contemplated hereby (including, without limitation, the closing under the credit facility with NationsBank of Texas, N.A.) as soon as reasonably practicable. The Buyer shall, at the request of QFAC or the Partnership, provide such financial information regarding the Buyer or its Affiliates as is reasonably required in connection with obtaining third party consents required to effect the transactions contemplated by this Agreement. In furtherance, and not in limitation of the foregoing, the General Partners, the Partnership and the Sellers shall cooperate with the Buyer so that the Buyer may obtain such debt and/or equity financing from the Lenders consistent with the terms of the Commitment Letters and shall provide any information or other assistance the Buyer or the Lenders may reasonably request in connection with the Buyer's obtaining such financing. At the request of the Buyer, senior management employees of the Business shall take such actions as are reasonably requested by the Buyer to assist the Buyer in obtaining requisite financing for the transactions contemplated hereby, including, without limitation, participation in presentations (and travel in connection therewith) to potential financing sources. Nothing contained in this Section 8.5 shall be construed as requiring any of the Stockholders, Partners or the Partnership to obtain the financing necessary in order to consummate the transactions contemplated by this Agreement.

            8.6. Notice of Prospective Breach. Each party shall immediately notify the other parties in writing upon the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time or (ii) any material failure of any party hereto, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.


            8.7. Public Announcements. Except as may be required to comply with applicable Law, no party shall make or cause to be made any press release or similar public announcement or communication (including any announcement to such party's employees) concerning the execution or performance of this Agreement unless specifically approved in advance and in writing by QFAC and the Buyer. Each Party agrees that any public announcement required by applicable law shall only be made after reasonable notice to the Buyer (in the case of notice by any Stockholder, Partner or the Partnership) or to QFAC (in the case of notice by the Buyer).

            8.8. Exclusivity; Disposition of Securities. (a) During the Transition Period, none of the Partners, Stockholders or the Partnership, nor any of their respective officers, directors, agents or Affiliates (collectively, the "Bound Persons") will, directly or indirectly, without the prior written consent of the Buyer, (i) enter into any written or oral agreement or understanding with any person or entity (other than the Buyer) regarding Another Transaction (as hereinafter defined); (ii) enter into or continue any negotiations or discussions with any Person (other than the Buyer) regarding the possibility of Another Transaction; or (iii) except as otherwise required by law, court order or similar compulsion, provide any nonpublic financial or other confidential or proprietary information regarding the business of either General Partner or the Partnership, including any materials containing the Buyer's proposal and any other financial information, projections or proposals regarding the business of either General Partner or the Partnership) to any Person (other than to the Buyer or its representatives) who any Bound Person knows, or has reason to believe, would have any interest in participating in Another Transaction. As used herein, the term "Another Transaction" means the sale (whether by sale of stock, merger, consolidation or other disposition) of all or any part of the Business, either General Partner or the Partnership or any material portion of any of such Person's assets or capital stock. Any Person who becomes aware of any such proposal, offer, inquiry or contact with respect to Another Transaction shall notify the Buyer immediately. Each of the General Partners, the Partnership, other Partners and Stockholders hereby represents that such party is not bound to negotiate Another Transaction with any other Person and that such party's execution of this Agreement does not violate any agreement relating to Another Transaction to which such party is bound.

            (b) During the Transition Period, each Seller shall, as to such Person, (i) refrain from transferring, selling or assigning to any Person (other than the Buyer), or agreeing in any manner to transfer, sell or assign to any Person (other than the Buyer), or pledge, encumber, deposit in a voting trust or grant a proxy with respect to any securities of either General Partner or the Partnership presently or hereafter owned or controlled by such Person; (ii) refrain from soliciting or entering into any agreement or arrangement with any Person (other than the Buyer) with respect to any transfer, sale or assignment of any securities of either General Partner or the Partnership; and (iii) vote the securities currently or hereafter owned or controlled by such Person in favor of the transactions contemplated hereby; provided, however, that nothing herein contained shall prevent any Partner from transferring the Rollover Interests pursuant to the Exchange Agreement.

            (c) The parties recognize and acknowledge that a breach of this
Section 8.8 will cause irreparable and material loss and damage to the Buyer as to which the Buyer will not have an adequate remedy at law or in damages. Accordingly, each of the parties acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

            8.9. Confidentiality. (a) Neither the Partnership nor any Partner or Stockholder will release, publish, reveal or disclose, directly or indirectly, any confidential or proprietary information relating to the Buyer or any of its Affiliates, except (i) to any directors, officers, employees, financial advisors, legal counsel, independent certified public accountants or other agents, advisors or representatives of the Partnership or any Stockholder or Partner as shall require access thereto for the purposes of the transactions contemplated by this Agreement and (ii) with the prior written consent of the Buyer and then only to the extent specified in such consent. If the transactions contemplated by this Agreement are not consummated, the parties will return to the Buyer all documents, instruments, work papers and other materials provided to the Partnership, any Partner or Stockholder or any of their respective agents or representatives relating to the Buyer or any of its Affiliates.

            (b) The Buyer will not release, publish, reveal or disclose, directly or indirectly, any confidential or proprietary information relating to either General Partner or the Partnership or any of their respective Affiliates except (i) to any directors, officers, employees, financial advisors, financing sources legal counsel, independent certified public accountants and the respective advisors of the foregoing Persons, or other agents, advisors or representatives of the Buyer and its Affiliates as shall require access thereto for the purposes of the transactions contemplated by this Agreement and (ii) with the prior written consent of either General Partner or the Partnership and then only to the extent specified in such consent. If the transactions contemplated by this Agreement are not consummated, the parties will return to the Partnership all documents, instruments, work papers and other materials provided to the Buyer or its Affiliates or any of their respective agents or representatives relating to either General Partner or the Partnership or any of their respective Affiliates.

            (c) The restrictions on disclosure of information contained in this
Section 8.9 do not extend to any item of information that:

            (i) is now or hereafter becomes, through no act or failure to act on the part of the receiving party that constitutes a breach of this Section
      8.9 generally known or available to the public;

            (ii) is known to the receiving party at the time of disclosure of such information;

            (iii) is hereafter furnished to the receiving party by a third party who, to the knowledge of the receiving party is not under any obligation of confidentiality to the Buyer, without restriction on disclosure;

            (iv) is made public by the disclosing party;

            (v) is disclosed with the written approval of the disclosing party; and

            (vi) is required to be disclosed by law, court order, or similar compulsion or in connection with any legal proceeding involving the disclosing party and the receiving party, provided that such disclosure shall be limited to the extent so required and the receiving party shall give the disclosing party notice of its intent to so disclose such information and cooperate with the disclosing party in seeking suitable confidentiality protections.

            8.10. Seller's Representative. The Sellers agree among themselves as follows:

            (a) Appoint. Each Seller, for himself or itself and his or its personal representatives and other successors, hereby constitutes and appoints Strategic Investments & Holdings, Inc. as his or its agent (the "Sellers' Representative"), with full power and authority in the name of and for and on behalf of the Sellers, to take all action required or permitted under this Agreement and any Related Document to which a Seller is a party (including, without limitation, the giving and receiving of all accountings, reports, notices, waivers and consents). In the event of the dissolution or resignation of Strategic Investments & Holdings, Inc. or any successor Sellers' Representative, the Sellers shall promptly appoint a substitute and shall advise the Buyer thereof. The authority conferred under this Section 8.10 is an agency coupled with an interest and all authority conferred hereby is irrevocable and not subject to termination by the Sellers or by operation of law, whether by the death or incapacity of any Seller, the termination of any trust or estate or the occurrence of any other event. If any Seller should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Sellers' Representative pursuant to this Section 8.10 shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Sellers' Representative or the Buyer shall have received notice of such death, incapacity, termination or other event.

            (b) Reliance by Representative. The Sellers' Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by any Seller or any other evidence deemed by the Sellers' Representative to be reasonably reliable, and the Sellers' Representative shall be entitled to act on the advice of counsel selected by it. The Sellers' Representative shall be fully justified in failing or refusing to take any action under this Agreement unless it shall have received such advice or concurrence of the Sellers as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Sellers severally according to their respective Proportionate Percentages against any and all Liability and expense that the Sellers' Representative may incur by reason of taking or continuing to take any such action. The Sellers' Representative shall in all cases be fully protected in acting, or refraining from acting, under this Agreement in accordance with a request of Sellers whose aggregate Proportionate Percentages equal or exceed 51%, and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all of the Sellers.

            (c) Expenses of Representative. The Sellers' Representative shall be entitled to retain counsel and to incur such expenses (including litigation expenses) as the Sellers' Representative deems to be necessary or appropriate in connection with its performance of its obligations under this Agreement. All such fees and expenses (including reasonable attorneys' fees) incurred by the Sellers' Representative (whether prior to or after the Closing) shall be borne by the Sellers severally according to their respective Proportionate Percentages.

            (d) Indemnification. The Sellers hereby agree severally to indemnify the Sellers' Representative (in its capacity as such) ratably according to their respective Proportionate Percentages against, and to hold the Sellers' Representative (in its capacity as such) harmless from, any and all Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of whatever kind which may at any time be imposed upon, incurred by or asserted against the Sellers' Representative in such capacity in any way relating to or arising out of its action or failure to take action pursuant to this Agreement or in connection herewith or therewith in such capacity; provided, however, that no Seller shall be liable for the payment of any portion of such Liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Sellers' Representative. The agreements in this paragraph shall survive the closing of the transactions contemplated by this Agreement.

            (e) No Personal Liability. Except for liability to the Sellers resulting solely from its gross negligence or willful misconduct, the Sellers' Representative shall have no personal liability to any Person including, but not limited to, the Buyer, as a result of its status as the Sellers' Representative.

            (f) Authority Regarding Letter of Credit. The parties hereto acknowledge and agree that the Sellers' Representative is hereby authorized on behalf of the Sellers to issue the drawing certificate pursuant to the standby letter of credit securing payment and performance of the Seller Notes.

            8.11. Employee Matters. The Buyer shall continue employment of substantially all of the non-union employees of the Partnership for at least 60 days following the Closing Date under terms and conditions (including pay and all employee benefits) comparable to those generally provided to the non-union employees of the Partnership prior to the Closing as disclosed to the Buyer on Schedule
6.17 hereto. In addition, the Buyer shall assume the Labor Agreement between the Partnership and Teamsters Local Union No. 676 and shall assume all of the Partnership's obligations thereunder, effective as of the Closing.

            SECTION 9. CONDITIONS.

            9.1. Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

            (a) Approvals. All authorizations, consents, Orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Transaction shall have been obtained or made, including, without limitation, under the HSR Act.

            (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court or Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the Transaction shall be in effect.

            (c) Litigation; Statutes. No action shall have been taken or threatened, and no Law or Order shall have been enacted, promulgated, issued or deemed applicable to the Transaction by any Governmental Entity that would (i) make the consummation of the Transaction illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby, or
(ii) render any party unable to consummate the transactions contemplated hereby.

            (d) The Escrow Agreement. The Escrow Agreement shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

            9.2. Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions to be performed by it in connection with the Closing are subject to the satisfaction of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Sellers, the General Partners and the Partnership set forth in this Agreement shall in each case be true and correct in all material respects (except with respect to any such representation or warranty that contains an express materiality limitation, in which case such representation or warranty shall be true and correct in all respects) as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, and the

Buyer shall have received a certificate signed by the Chief Executive Officer of each General Partner (in the case of the representations and warranties of the General Partners and the Partnership) and each Seller (in the case of the representations and warranties of such Sellers) to such effect.

            (b) Performance of Obligations. Each party other than the Buyer shall have performed in all material respects their respective obligations and covenants required to be performed by them under this Agreement as of the Closing Date, and the Buyer shall have received a certificate signed by the Chief Executive Officer of each General Partner (in the case of the obligations to be performed by the General Partners and the Partnership) and each Seller (in the case of the obligations to be performed by the Sellers) to such effect.

            (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by each General Partner, the Partnership and each Seller and the consummation of the Transaction, including, without limitation, the requisite corporate and partnership approvals, shall have been duly and validly taken, and each such party shall have full power and right to consummate the Transaction (if applicable) on the terms provided herein.

            (d) Opinions of Counsel to the General Partners, the Partnership and the Sellers. The Buyer shall have received an opinion dated the Closing Date of respective counsel to the General Partners, the Partnership and the Sellers, in each case in form and substance reasonably satisfactory to the Buyer and its counsel.

            (e) Consents and Approvals. The Buyer shall have received duly executed copies of all consents and approvals, in form and substance reasonably satisfactory to the Buyer and its counsel, that are required (i) for consummation of the Transaction, (ii) in order to permit the transfer, conveyance or assignment of, or to prevent a breach of or a default under or a termination of, any Contract or Permit or (iii) at the request of the Buyer in order to terminate any transaction with an Affiliate.

            (f) Corporate Resolutions. The Buyer shall have received certified copies of the resolutions of each General Partner's board of directors and, to the extent required, the Sellers, approving this Agreement, all other agreements and documents contemplated hereby and the consummation of the Sale and, to the extent applicable, the Transaction.

            (g) Absence of Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change in the business of either General Partner or the Partnership.

            (h) Officer's Certificate. Each General Partner shall have delivered an Officer's Certificate dated as of the Closing Date to the Buyer certifying
(i) that attached thereto is a true and complete copy of such General Partner's Certificate of Incorporation and all amendments thereto; (ii) that attached thereto is a true and complete copy of such General Partner's By-laws as in effect on the date of such certification; and (iii) as to the incumbency and genuineness of the signature of each officer of such General Partner executing this Agreement or any of the other documents contemplated hereby.

            (i) Directors. The persons listed on Schedule 9.2(i) hereto shall have resigned as directors of each General Partner.

            (j) Financing. The Buyer shall have obtained the financing required to consummate the Transaction on terms acceptable to the Buyer and consistent with the Commitment Letters provided to the Buyer prior to its execution of this Agreement.

            (k) Title Policies. QFAC shall have delivered to the Buyer an ALTA owner's policy of title insurance with respect to each parcel of Owned Real Property, in form and substance reasonably acceptable to the Buyer and showing no exceptions other than Permitted Encumbrances.

            (l) Key Person Insurance. QFAC shall have obtained (at the expense of the Buyer) a key person insurance policy insuring against the death or permanent disability of each of Robert D. Gioia and David Cohen, each such policy (a) to name the Buyer as the sole beneficiary thereof and (b) to be in an amount and in form and substance reasonably acceptable to the Buyer.

            (m) Seller Expenses. All Seller Expenses shall be reflected in Closing Funded Debt or shall have been paid directly by the Sellers and QFAC shall have delivered to the Buyer a correct and complete schedule of all Seller Expenses (the "Schedule of Expenses"), accompanied by a certificate signed by the chief executive officer and the chief financial officer of QFAC as to the accuracy thereof and (to the extent applicable) payment in full of the Seller Expenses.

            (n) Good Standing Certificates. Each General Partner and the Partnership shall have delivered certificates as to the good standing (including the tax good standing) of each such Person in each jurisdiction where organized and where qualified to do business as a foreign entity.

            (o) Employment Agreements. The Employment Agreements shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

            (p) Funded Debt Certification. QFAC shall have delivered to the Buyer a correct and complete schedule of Funded Debt as of the Closing Date, accompanied by an itemized certificate signed by the chief executive officer and the chief financial officer of QFAC as to the accuracy thereof, accompanied by evidence, in form, scope and substance satisfactory to the Buyer, that such Funded Debt as is requested by the Buyer shall have been repaid in connection with the transactions contemplated hereby and all Encumbrances relating to such repaid Funded Debt shall have been terminated (together with delivery to the Buyer of all appropriate pay-off letters, releases, termination statements, etc.).

            (q) Solvency Opinion. The Buyer shall have received the solvency opinion from Houlihan, Lokey, Howard & Zukin, Inc. dated the Closing Date.

            (r) The Exchange Agreement. The Exchange Agreement shall be in full force and effect and all the conditions to the exchange of the Rollover Interests in accordance with the terms thereof shall have been satisfied.

            (s) Accounts and Notes Payable Aging Schedule. The General Partners shall have delivered to the Buyer a correct and complete aging schedule reflecting accounts and trade notes payable of the General Partners and the Partnership as of a date that is not more than five (5) days prior to the Closing Date accompanied by a certificate signed by the chief executive officer and the chief financial officer of each General Partner as to the accuracy thereof.

            (t) Union Agreement. The Buyer shall be reasonably satisfied with the status of the renegotiation of the Labor Agreement referred to in Section 8.1(g) hereof.

            (u) Penns Grove. The Buyer shall have received satisfactory evidence that the Partnership shall have caused the refrigerant referred to in the Termination Agreement dated as of August 1, 1996 between BDMC, Inc. and the Partnership to have been removed in compliance with applicable Environmental and Safety Requirements.

            9.3. Conditions to Obligations of the Sellers. The respective obligations of the Stockholders to consummate the transactions to be performed by them in connection with the Closing are subject to the satisfaction of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Buyer set forth in Section 7 shall in each case be true and correct in all material respects (except with respect to any such representation or warranty that contains an express materiality limitation, in which case such representation or warranty shall be true and correct in all respects) as of the Closing Date as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, and the General Partners and the Sellers' Representative shall have received a certificate signed by an authorized officer of the Buyer to such effect.

            (b) Performance of Obligations of the Buyer. The Buyer shall have performed in all material respects its obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date, and the General Partners and the Sellers' Representative shall have received a certificate signed by an authorized officer of the Buyer to such effect.

            (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and the Related Documents by the Buyer and the consummation by the Buyer of the Transaction, including, without limitation, the requisite corporate approvals, shall have been duly and validly taken by the Buyer and the Buyer shall have full power and right to consummate the transactions contemplated hereby on the terms provided herein.

            (d) Government Consents, Authorizations, Etc. All consents, authorizations, Orders or approvals of, and filings or registrations with, any Governmental Entity that are required for or in connection with the execution and delivery of this Agreement and the Related Documents by the Buyer, and the consummation by the Buyer of the Transaction shall have been obtained or made.

            (e) Opinion of Counsel to the Buyer. The Sellers' Representative shall have received an opinion dated the Closing Date of O'Sullivan Graev & Karabell, LLP, counsel to the Buyer, in form and substance reasonably satisfactory to the Sellers and their counsel.

            (f) Consents and Approvals. QFAC shall have received duly executed copies of all consents and approvals, in form and substance reasonably satisfactory to QFAC, that are required of the Buyer for consummation of the Transaction.

            (g) Employment Agreement. The Employment Agreements shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

            (h) Escrow Agreement. The Escrow Agreement shall have been duly executed and delivered by all parties thereto and shall be in full force and effect.

            (i) Corporate Resolutions. The Sellers shall have received certified copies of the resolutions of the Buyer's board of directors and stockholders, if necessary, approving this Agreement, all other agreements and documents contemplated hereby and the consummation of the Transaction.

            (j) Officer's Certificate. The Buyer shall have delivered an Officer's Certificate dated as of the Closing Date to the Sellers certifying (i) that attached thereto is a true and complete copy of the Buyer Certificate of Incorporation and all amendments thereto; (ii) that attached thereto is a true and complete copy of the Buyer's By-laws as in effect on the date of such certification; and (iii) as to the incumbency and genuineness of the signature of each officer of the Buyer executing this Agreement or any of the other documents contemplated hereby.

            (k) Solvency Opinion. QFAC shall have received a copy of the solvency opinion from Houlihan, Lokey, Howard & Zukin, Inc. dated the Closing Date.

            SECTION 10. INDEMNIFICATION.

            10.1. By the Sellers in Favor of the Buyer. Subject to the limitations set forth in Section 10.3 and Section 10.7 hereof (but only to the extent said limitations are by the terms of Section 10.3 and Section 10.7 expressly applicable to this Section 10.1), the Sellers, the Indemnifying Sellers and their respective heirs, estates and assigns (the "Seller Group") shall, jointly and severally, indemnify and hold harmless the Buyer and its Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing (the "Buyer Group"), for any and all Losses the Buyer Group actually sustains or incurs as a result of:

            (a) the untruth, inaccuracy or breach of any representation or warranty of either General Partner, the Partnership or, subject to the proviso set forth following Section 10.1(e) below, any of the Sellers contained in this Agreement, any Related Document or in any Schedule or Exhibit hereto or thereto or in any certificate delivered in connection herewith or therewith at or before the Closing; or

            (b) the breach of any agreement or covenant of either General Partner, the Partnership or, subject to the proviso set forth following Section 10.1(e) below, any of the Sellers contained in this Agreement, any Related Document or in any Schedule or Exhibit hereto or thereto or any certificate delivered in connection herewith or therewith at or before the Closing; or

            (c) notwithstanding (and without regard to, or reduction for) any representation, warranty or disclosure made in this Agreement, any Related Document or in any Schedule or Exhibit hereto or thereto or in any certificate delivered in connection herewith or therewith, any Loss arising from either (i) noncompliance with any Environmental and Safety Requirement (including, without limitation, common law bases for liability) to the extent any such Loss results from or arises out of events, facts or circumstances occurring or existing on or prior to the Closing or (ii) any Third Party Claim arising out of actual or alleged Hazardous Materials contamination existing prior to the Closing at any property owned or operated at any time by the General Partner or the Partnership or any legal predecessor thereof (it being understood that no Person entitled to indemnification for a Loss pursuant to this paragraph shall be entitled to duplicate recovery for such Loss pursuant to Section 10.1(a)); or

            (d) notwithstanding (and without regard to, or reduction for) any representation, warranty or disclosure made in this Agreement, any Related Document or in any Schedule or Exhibit hereto or thereto or in any certificate delivered in connection herewith or therewith, any Loss with respect to Taxes for all periods ending on or prior to the Closing Date, including any Taxes arising as a result of the consummation of all of the transactions described in this Agreement (except for Taxes described in Section 11.1(b) and except to the extent the Loss is generated by the refinancing, payment or assumption of any debt of the Partnership other than by the payment or assumption of such debt by
QFAC) (it being understood that no Person entitled to indemnification for a Loss pursuant to this paragraph shall be entitled to duplicate recovery for such Loss pursuant to Section 10.1(a)); or

            (e) notwithstanding (and without regard to, or reduction for) any representation, warranty or disclosure made in this Agreement, any Related Document or in any Schedule or Exhibit hereto or thereto or in any certificate delivered in connection herewith or therewith, any Loss arising out of any claim relating to (i) the injury claim of Helen Kane, Pedro Oquendo or Jeffrey A. Himmelblau or (ii) Jersey Matters (it being understood that no Person entitled to indemnification for a Loss pursuant to this paragraph shall be entitled to duplicate recovery for such Loss pursuant to Section 10.1(a));

provided, however, that in the case of any breach of the representations and warranties of the Sellers set forth in Section 5 hereof or in any Related Document or the covenants of the Sellers set forth in Sections 8.6, 8.7, 8.8 and
8.9 hereof, the Seller Group's indemnification obligations shall be several only as to such breaching party and not joint or joint and several.

            10.2. By the Buyer in Favor of the Sellers. The Buyer shall indemnify and hold harmless the Seller Group for any and all Losses the Seller Group actually sustains or incurs as a result of:

            (a) the untruth, inaccuracy or breach of any representation or warranty of the Buyer contained in this Agreement, any Related Document or in any Schedule or Exhibit hereto or thereto or in any certificate delivered in connection herewith or therewith at or before the Closing; or

            (b) the breach of any agreement or covenant of the Buyer contained in this Agreement, any Related Document or in any Schedule or Exhibit hereto or thereto or any certificate delivered in connection herewith or therewith at or before the Closing; or

            (c) the Buyer's operation of the Business following the Closing, to the extent such Losses incurred do not result from any act or omission of any member of the Seller Group prior to the Closing.

            10.3. Limitations on Seller Group Indemnification. (a) If the Closing occurs, the Buyer Group shall have no right to be indemnified pursuant to Sections 10.1(a), 10.1(c) or 10.1(d) unless and until the Buyer Group shall have incurred on a cumulative basis since the Closing Date aggregate Losses in an amount exceeding $500,000 (the "Basket Amount"), in which event the right to be indemnified shall apply only to the extent such Losses exceed the Basket Amount; provided, however, that notwithstanding anything to the contrary contained herein, (i) in the case of Losses resulting from willful breaches and Losses relating to matters covered by Section 8.3 and Taxes relating to the Tax Returns prepared by the Sellers pursuant to the procedures set forth in Section 11.2, there shall be no Basket Amount and the right to be indemnified shall apply to the first dollar of such Losses and (ii) in the case of any Losses relating to Jersey Matters, the Basket Amount shall be deemed to be the lesser of $250,000 and the difference between (x) $500,000 and (y) the sum of claims made against the Basket Amount. The Seller Group shall have no obligation under
Section 10.1(a) or Section 10.1(b) to indemnify the Buyer Group for Losses in excess, in the aggregate, of $7,000,000; provided, however, that the obligation of the Seller Group to indemnify the Buyer Group for Losses relating to breaches of the representations and warranties in Sections 5.1, 5.4, 6.1, 6.3, 6.4, 6.8, 6.9(a), 6.17, 6.18 and 6.19, willful breaches and indemnification pursuant to Sections 8.3, 10.1(c), (d) or (e), 10.3(b) or 11.2 hereof shall not be limited in amount; provided further, however, that no Seller shall have any obligation to indemnify the Buyer Group for Losses in excess of the after-tax proceeds received by such Seller under this Agreement (taking into account the tax benefit actually realized by such Seller with respect to any payment required to be made by such Seller pursuant to Section 10 of this Agreement, provided in no event shall the taking into account of such tax benefit result in any Seller having any indemnification obligation in excess of the aggregate gross proceeds received by such Seller).

            (b) In order to guarantee the performance of the Sellers' indemnity obligations under this Agreement, and without expanding such obligations in any way whatsoever beyond such obligations expressly set forth in this Agreement, each of the Indemnifying Sellers hereby acknowledges and confirms his joint and several indemnification obligations for himself and for the Seller of which such Indemnifying Seller is a beneficial owner; provided, however, that (i) no Indemnifying Seller listed in Part A of Schedule III shall have any obligation to indemnify the Buyer Group for Losses in excess of the after-tax proceeds received by such Indemnifying Seller (taking into account the tax benefit actually realized by such Indemnifying Seller with respect to any payment required to be made by such Indemnifying Seller or, to the extent applicable, the Seller of which such Indemnifying Seller is a beneficial owner pursuant to
Section 10 of this Agreement, provided in no event shall the taking into account of such tax benefit result in any such Indemnifying Seller having any indemnification obligation in excess of the aggregate gross proceeds received by such Person) and (ii) no Indemnifying Seller listed in Part B of Schedule III shall have any obligation to indemnify the Buyer Group for Losses in excess of the after-tax proceeds received by the Seller of which such Indemnifying Seller is a beneficial owner (taking into account the tax benefit actually realized by such Seller or Indemnifying Seller with respect to any payment required to be made by such Seller or such Indemnifying Seller pursuant to Section 10 of this Agreement, provided in no event shall the taking into account of such tax benefit result in any Person having any indemnification obligation in excess of the aggregate gross proceeds received by the Seller of which such Person is a beneficial owner).

            10.4. Limitations on Buyer Group Indemnification. The Seller Group shall have no right to be indemnified pursuant to Section 10.2(a) (other than for willful breaches) unless and until the Seller Group shall have incurred on a cumulative basis since the Closing Date aggregate Losses in an amount exceeding $500,000, in which event the right to be indemnified shall apply only to the extent such Losses exceed such amount; provided, however, the Buyer Group shall have no obligation to indemnify the Seller Group for Losses for an aggregate amount in excess of $7,000,000, except for Losses relating to willful breaches or Losses pursuant to Section 10.2(c), in which case the obligation of the Buyer Group to indemnify the Seller Group shall not be limited in amount.

            10.5. Assertion of Claims. No claim shall be brought under Section 10 unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying in good faith the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section
10.6 of any third party claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to indemnification under this
Section 10 subsequent to the Survival Date for the enforcement of their rights under Section 10.

            10.6. Notice and Defense of Third Party Claims. The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties, including, without limitation, Governmental Entities, (each, a "Third Party Claim") shall be subject to the following terms and conditions:

            (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, but not limited to, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

            (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that the Indemnifying Persons shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third Party Claim, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim, which may include, without limitation, remediation of environmental contamination by the Indemnifying Persons, at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons and their counsel, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

            (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of Section 10.6(b) above is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgement referred to in Section 10.6(b), or are otherwise restricted from so assuming by the proviso to the first sentence of
Section 10.6(b), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons shall assume the defense of the Third Party Claim, with counsel which shall be reasonably satisfactory to the Indemnifying Persons (provided the Indemnifying Persons shall only be obligated to pay the fees and expenses of one counsel for the Indemnified Persons as a group), and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not unreasonably be withheld or delayed.

            (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, they shall not make any settlement of any claims without the prior written consent of the Indemnified Persons, which consent shall not be unreasonably withheld.

            10.6A. Notice and Resolution of Environmental Indemnity Claims. The obligations and liabilities of an Indemnifying Person with respect to Losses subject to Section 10.1(c) or arising from a breach of Section 6.18, but in either case not arising from a Third Party Claim, shall be subject to the following terms and conditions:

            (a) For such a Loss (an "Environmental Loss") to be a Loss eligible for indemnification under Section 10.1(a) or 10.1(c), prior to incurring any costs or expenses for which indemnification is to be sought, the Buyer shall provide the Sellers' Representative with a notice (an "Environmental Loss Notice"), which notice shall include documentation showing in reasonable detail the basis for the Buyer's assertion that the proposed action and the costs and expenses anticipated to be incurred are a Loss and an opportunity to agree to undertake directly the action for which such costs or expenses are to be incurred ("Remedial Action"). The Buyer shall provide, and cause its representatives to provide, the Sellers' Representative and the Sellers' authorized representatives access to and the opportunity to review studies, records, sampling data, cost estimates and other related documents utilized by the Buyer in connection with establishing the Environmental Loss. Unless the Sellers' Representative delivers written notice to the Buyer prior to the 30th day following the Sellers' Representative receipt of the Environmental Loss Notice disputing its liability to perform the Remedial Action or otherwise indemnify the Buyer with respect to all or any part of the Environmental Claim, which notice shall specify in reasonable detail the basis therefor, the Sellers shall be deemed to have agreed to indemnify the Buyer in respect of such Environmental Loss. If the Sellers' Representative so disputes the liability of the Sellers to perform the Remedial Action or otherwise indemnify the Buyer in respect of all or any part of an Environmental Loss, the Buyer and the Sellers' Representative shall use reasonable efforts to resolve in good faith their differences and any resolution by them shall be reduced to writing and signed by a duly authorized officer of the Buyer and the Sellers' Representative and shall be final, binding and conclusive. Notwithstanding the notice requirements of this Section 10.6A, the Buyer shall not be required to comply with the above requirements of this Section 10.6A(a) to the extent that the Buyer determines in good faith that so complying would be inconsistent with timely prevention or abatement, in each case of an imminent and substantial endangerment from an environmental condition or release or threatened release of Hazardous Materials.

            (b) In the event the Sellers agree to undertake the Remedial Action directly, (i) the Sellers' obligation under 10.1(a) may be satisfied upon (A) the receipt of a No Further Action Letter as defined in Section 8.3(d) from the appropriate regulatory authority, or (B) when the Sellers cause any contamination that is the subject of the Remedial Action to achieve or comply with the soil and water action levels of general application published by the applicable regulatory authority that define what type and degree of remediation will satisfy the regulatory authority and that apply at the time the remediation is conducted, to the extent any such standard then exists; and (ii) the Sellers obligation under Section 10.1(c)(i) shall be satisfied upon achieving compliance with applicable Environmental and Safety Requirements.

            (c) If, after 10 Business Days following the Buyer's receipt of the Sellers' Representative's response to the Environmental Loss Notice (or such other period as the Sellers' Representative and the Buyer agree), any Environmental Loss or part thereof remains in dispute, the Environmental Loss shall be submitted for final resolution to the Environmental Panel, consisting of one representative chosen by each of the Sellers' Representative and the Buyer and a third party chosen by the representative of the Sellers' Representative and the Buyer (the "Environmental Panel"). Each party agrees to execute, if requested by the members of the Environmental Panel, a reasonable engagement letter in form and substance satisfactory to such members. Representatives on the Environmental Panel shall be competent in real property transactions and the impact that adverse environmental conditions may have on the value and/or use of real property. All fees and expenses relating to the work, if any, to be performed by the Environmental Panel shall be shared equally by the Sellers and the Buyer. The Environmental Panel shall act as an arbitrator to determine, based solely on presentations by the Buyer and the Sellers' Representative and their respective representatives, and not by independent review, the Environmental Loss, or part thereof, in dispute. The Buyer, the Sellers and the Sellers' Representative, and their respective representatives, shall cooperate fully with the Environmental Panel. The Buyer and the Sellers' Representative shall provide, and shall cause their representatives to provide, the Environmental Panel and its representatives such assistance and access to the relevant site or property that is the basis of the claim, and any studies, reports, sampling data, cost estimates and other documents as the Environmental Panel shall reasonably request. The Environmental Panel's determination shall be based upon majority vote, shall be made within 30 days of its selection, or at such other time as the Buyer, the Sellers' Representative and the Environmental Panel may mutually agree, shall be set forth in a written statement delivered to the Buyer and the Sellers' Representative and shall be final, binding and conclusive on the Buyer and the Sellers.

            (d) Upon the payment to the Buyer (or any member of the Group) for any Loss arising out of an Environmental Claim, the Sellers shall be subrogated to all rights and causes of action the Buyer (or any member of the Buyer Group) may have against any third party to the extent of such Loss.

            10.7. Survival of Representations and Warranties. Subject to the further provisions of this Section 10.7, the representations and warranties of the Sellers, the General Partners and the Partnership contained in Sections 5 and 6 and the representations and warranties of the Buyer contained in Section 7 shall survive the Closing until 30 days following the Buyer's receipt of the audited consolidated financial statements of the Buyer for the fiscal year ended December 31, 1997; provided, however, that (a) the representations and warranties contained in Sections 5.1, 5.4, 6.1, 6.3, 6.4, 6.9(a) and 6.19 shall survive the Closing and remain in full force and effect without time limit; (b) the representations and warranties contained in Sections 6.8 and 6.17 shall survive the Closing until the expiration of the statute of limitations, if any, applicable to the matters set forth therein; and (c) the representations and warranties contained in Section 6.18 shall survive until the fifth anniversary of the Closing Date, except with respect to (i) matters covered in Section 8.3, in which case such representations and warranties shall survive until the later of (A) the fifth anniversary of the Closing Date and (B) the

Section 8.3 Resolution Date or (ii) Jersey Matters, in which case such representations and warranties shall survive until the tenth anniversary of the Closing Date. The covenants and other agreements of the parties contained in this Agreement shall survive the Closing until they are otherwise terminated, whether by their terms or as a matter of applicable law; provided, however, that the Seller Group shall have no indemnification obligation pursuant to Section 10.1(c) following the fifth anniversary of the Closing Date, except to the extent a Loss relates to (x) the matters covered in Section 8.3, in which case such indemnification obligation shall survive until the later of (1) the fifth anniversary of the Closing Date and (2) the Section 8.3 Resolution Date or (y) Jersey Matters, in which case such indemnification obligation shall continue until the tenth anniversary of the Closing Date. For convenience of reference, the date upon which any representation, warranty, covenant or other agreement contained herein shall terminate, if any, is referred to herein as the "Survival Date."

            10.8. No Third Party Reliance. Anything contained herein to the contrary notwithstanding, the representations and warranties of the Sellers, the General Partners and the Partnership contained in this Agreement (including, without limitation, the Schedules, Exhibits and attachments hereto) (a) are being given as an inducement to the Buyer to enter into this Agreement and the other Related Documents to which it is a party (and each of such Persons acknowledges that the Buyer has expressly relied thereon) and (b) are solely for the benefit of the Buyer. Accordingly, no third party or anyone acting on behalf of any thereof other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Section 10, or otherwise.

            10.9. Distribution of Escrow Amount.

            (a) Upon resolution of any claim under this Section 10 by the rendering of a final arbitration decision or final, non-appealable judgment in any litigation, if it is determined that any member of the Buyer Group is entitled to indemnity hereunder, the Buyer shall be authorized to instruct the Escrow Agent to pay to such Indemnified Person(s) identified in such instructions an amount of the Escrow Amount equal to the amount of any claim so resolved, along with a pro rata portion of any interest earned thereon as provided pursuant to the terms of the Escrow Agreement. Upon resolution of any claim other than by the rendering of a final arbitration decision or by the rendering of a final, non-appealable judgment in any litigation, if it is determined that any member of the Buyer Group is entitled to indemnity hereunder, the Buyer and the Sellers' Representative shall promptly jointly instruct the Escrow Agent to pay to such

Indemnified Person(s) identified in such instructions an amount of the Escrow Amount equal to the amount of any claim so resolved, along with a pro rata portion of any interest earned thereon as provided pursuant to the terms of the Escrow Agreement.

            (b) Notwithstanding anything to the contrary contained herein, any indemnification obligation on the part of the Seller Group shall first be satisfied out of the Escrow Amount.

            (c) Promptly (but in no event more than three Business Days) following the Initial Escrow Termination Date, the Buyer and the Sellers' Representative shall jointly instruct the Escrow Agent to pay to the Sellers' Representative (for distribution to and among the Sellers on a pro rata basis based on each Seller's Proportionate Percentage) the Initial Escrow Payout Amount; provided, however, that if on the Initial Escrow Termination Date, any claim that has been made in good faith by the Buyer Group is then pending, an amount equal to the aggregate dollar amount of all such claims (plus the interest accrued thereon) shall be retained by the Escrow Agent (and the balance of the Initial Escrow Payout Amount shall be paid to the Sellers' Representative for distribution to the Sellers pro rata based on their respective Proportionate Percentages) until each such claim is resolved, whereupon the Buyer and the Sellers' Representative shall promptly jointly instruct the Escrow Agent to pay the Initial Escrow Payout Amount (or, if less, the amount of the claim(s) so resolved) to the Sellers' Representative (for distribution to the Sellers pro rata based on their respective Proportionate Percentages).

            (d) Promptly (but in no event more than three Business Days) following the Intermediate Escrow Termination Date, the Buyer and the Sellers' Representative shall jointly instruct the Escrow Agent to pay to the Sellers' Representative (for distribution to and among the Sellers on a pro rata basis based on each Seller's Proportionate Percentage) the Intermediate Escrow Payout Amount, less any portion of the Environmental Escrow Amount then remaining (plus the interest accrued thereon); provided, however, that if on the Intermediate Escrow Termination Date, any claim that has been made in good faith by the Buyer Group is then pending, an amount equal to the aggregate dollar amount of all such claims (plus the interest accrued thereon) shall be retained by the Escrow Agent (and the balance of the Intermediate Escrow Payout Amount shall be paid to the Sellers' Representative for distribution to the Sellers pro rata based on their respective Proportionate Percentages) until each such claim is resolved, whereupon the Buyer and the Sellers' Representative shall promptly jointly instruct the Escrow Agent to pay the Intermediate Escrow Payout Amount (or, if less, the amount of the claim(s) so resolved) to the Sellers' Representative (for distribution to the Sellers pro rata based on their respective Proportionate Percentages).

            (e) Promptly (but in no event more than three Business Days) following the Final Escrow Termination Date, the Buyer and the Sellers' Representative shall jointly instruct the Escrow Agent to pay to the Sellers' Representative (for distribution to and among the Sellers pro rata based on each Seller's Proportionate Percentage) the Escrow Amount (plus the interest accrued thereon) remaining on the Final Escrow Termination Date, less any portion of the Environmental Escrow Amount then remaining (plus the interest accrued thereon); provided, however, that if on the Final Escrow Termination Date, any claim that has been made in good faith by the Buyer Group is then pending, an amount equal to the aggregate dollar amount of all such claims (plus the interest accrued thereon) shall be retained by the Escrow Agent (and the balance of the Escrow Amount shall be paid to the Sellers' Representative for distribution to the Sellers pro rata based on their respective Proportionate Percentages) until each such claim is resolved, whereupon the Buyer and the Sellers' Representative shall promptly jointly instruct the Escrow Agent to pay the Final Escrow Payout amount (or, if less, the amount of the claim(s) so resolved) to the Sellers' Representative (for distribution to the Sellers pro rata based on their respective Proportionate Percentages).

            10.10. Remedies Exclusive. The remedies provided for in this Section 10 shall be the exclusive remedies of the Indemnified Persons available under contract, tort or any other legal theory available to the parties hereto in connection with any claim, demand, Loss or Liability arising under this Agreement or in connection with the transactions contemplated hereby; provided, however, that nothing in this Section 10.10 shall be construed to limit in any way the rights and benefits of, or the remedies available to, any party to this Agreement under or in respect of any other instrument or agreement to which such Person may be a party or for fraud.

            SECTION 11. ADDITIONAL AGREEMENTS.

            11.1. Expenses. (a) Each of the parties shall bear its own fees and expenses incurred in connection with the transactions contemplated hereby. Notwithstanding the foregoing, in the event this Agreement is terminated because of a breach of any representation, warranty or covenant, the non-breaching party may include its transaction expenses in any action against the breaching party for damages arising out of such breach.

            (b) All sales, use, transfer, stamp, excise, recording, franchise and other similar Taxes arising or imposed as a result of the transactions contemplated hereby and by the Related Documents shall be borne by the Buyer.

            11.2. Tax-Related Matters.

            (a) Tax Returns of the General Partners.

                  (i) The Sellers shall cause to be prepared (at the Sellers' expense) all Federal income Tax Returns of the General Partners covering periods ending on or before the Closing Date, and all other Tax Returns due after the Closing Date and covering periods ending on or before the Closing Date. Such returns shall be prepared on a basis consistent with the past practice of each General Partner in filing its Federal income Tax Returns so long as such practices are in accordance with applicable law and regulations. Such returns shall treat the purchase transactions that are the subject of this Agreement as a sale or exchange of the Limited Partnership Interests in the Partnership, and as a sale of all of the stock of QFAC and QFMC. The Sellers' Representative shall provide the Buyer with a draft of such returns at least 60 days prior to the due date for filing (taking into account any extensions for which requests have been properly prepared by the Sellers' Representative and provided to the Buyer at least 45 days prior to their due date, along with any funds necessary to assure that such extensions will not give rise to penalties) and if such draft is not presented to the Buyer within such time period, the Buyer shall be entitled to prepare and file such returns and the Sellers will remain obligated to provide the Buyer with funds sufficient to pay all Taxes shown to be due on such returns. The Buyer shall provide the Sellers' Representative with written comments on such draft tax returns within 30 days of receipt of the draft. If the Buyer fails to notify the Sellers' Representative within 30 days of its receipt of any draft of any disagreement therewith, such draft shall be deemed approved. If the Buyer timely notifies the Sellers' Representative of an objection to a draft return, the Sellers' Representative and the Buyer shall in good faith attempt to resolve any disputes regarding such draft return no later than 30 days before the due date for filing such return. If the Buyer and the Sellers' Representative are unable to resolve any such dispute, the disputed matter(s) shall be referred for determination as promptly as practicable to the Accountants. The Accountants shall make a determination no later than seven (7) days before the due date for filing such return, which determination shall be binding on the parties. Notwithstanding anything contained herein to the contrary, the treatment of any item on a Federal Income Tax Return of either General Partner shall be in accordance with the treatment proposed by the Sellers' Representative (and any such dispute will not be referred to the Accountants) if the treatment of such items (i) is not inconsistent with the past practices of each General Partner, (ii) reflects the form of the Transactions as described above and is consistent with the Allocation and the provisions of paragraph (d)(iv), and (iii) the Sellers' Representative delivers an opinion of counsel, reasonably acceptable to the Buyer stating that the treatment proposed by the Sellers'

      Representative (a) has a realistic possibility of being sustained on its merits as defined in Section 10.34 of Circular 230 of the Internal Revenue Service, (b) will not result in the imposition of penalties on the Buyer, either General Partner or the Partnership (unless the Sellers add a deposit to the Escrow Amount or post a bond sufficient to pay any such penalties plus interest) and (c) is in accordance with applicable Law. If the Buyer and the Sellers' Representative are unable to agree on whether the conditions stated in provisions (i) and (ii) of the preceding sentence have been fulfilled, then such disputed matter(s) shall be referred for determination to the Accountants as described above. The Buyer shall cause the General Partners to execute and file the Tax Return as finally agreed to by the Sellers' Representative and the Buyer, provided in the opinion of counsel or determined by the Accountants, as the case may be, and to pay all Taxes shown to be due thereon, subject, however, to the obligation of the Sellers, in order to enable the Buyer to pay such Taxes, to deliver to the Sellers' Representative in immediately available funds an amount sufficient to pay all such Taxes due and payable and to cause the Sellers' Representative, not later than 48 hours before the due date thereof, to cause to be delivered all such funds to the Buyer.

                  (ii) The Buyer shall prepare and file in a timely fashion all Tax Returns, reports and forms for periods ending after the Closing Date but including a period prior to the Closing Date, and shall, subject to the Sellers' obligation in clause (i) above to deliver funds to the Sellers' Representative and to cause the Sellers' Representative to deliver all such funds to the Buyer for payment of such Taxes, pay or cause to be paid in a timely fashion all Taxes due for periods covered by such returns. The Buyer will indemnify Sellers for any Loss incurred by the Sellers as a result of the failure of Buyer to timely pay the Taxes for which the Funds were delivered to the extent that the funds were timely delivered and were sufficient to pay all such Taxes.

            (b) Tax Returns of the Partnership.

            (i) The Sellers shall cause to be prepared (at the Sellers' expense) all Federal and state income Tax Returns of the Partnership covering periods ending on or before the Closing Date, and all other Tax Returns due after the Closing Date and covering periods ending on or before the Closing Date, including, without limitation, all Tax Returns required to be filed as a result of (A) the termination of the Partnership under
      Section 708(b)(1)(B) of the Code and (B) any termination under Section 708(b)(1)(A) of the Code of any new partnership (including a partnership that is both created and terminated on the Closing Date) that is created as a result of the application of Treasury Regulation Section 1.708-1(b)(1)(iv). Such returns shall be prepared on a basis consistent with the past practice of the Partnership in filing its federal income Tax Returns so long as such practices are in accordance with applicable law and regulations. Such returns shall treat the purchase transactions that are the subject of this Agreement as a sale or exchange of the Limited Partnership Interests in the Partnership, and as a sale of all of the stock of QFAC and QFMC and will be consistent with the Allocation and the provisions of paragraph (d)(iv). In addition, the Returns will provide for elections under Section 754 or 732(d) of the Code as requested by the Buyer. The Sellers' Representative shall provide the Buyer with a draft of such Tax Returns at least 60 days prior to the due date for filing (taking into account any extensions for which requests have been properly prepared by the Sellers' Representative and provided to the Buyer at least 45 days prior to the due date, along with any funds necessary to assure that such extension will not give rise to penalties) and if such draft is not presented to the Buyer within such time period, the Buyer shall be entitled to prepare and file such returns and the Sellers will remain obligated to provide the Buyer with funds shown to be due on such Returns. The Buyer shall provide the Sellers' Representative with written comments on such draft Tax Returns within 30 days of receipt of the draft. If the Buyer fails to notify the Sellers' Representative within 30 days of its receipt of any draft of any disagreement therewith, such draft shall be deemed approved. If the Buyer timely notifies the Sellers' Representative of an objection to a draft return, the Buyer and the Sellers' Representative shall in good faith resolve any disputes regarding such draft return no later than 30 days before the due date for filing such return. If the Buyer and the Sellers' Representative are unable to resolve any such dispute, the disputed matter(s) shall be referred for determination as promptly as practicable to the Accountants. The Accountants shall make a determination no later than seven (7) days before the due date for filing such return, which determination shall be binding on the parties. Notwithstanding anything contained herein to the contrary, the treatment of any item on a Federal Income Tax Return of the Partnership shall be in accordance with the treatment proposed by the Sellers' Representative (and any such dispute will not be referred to the Accountants) if the treatment of such item (i) is not inconsistent with the past practices of the Partnership, (ii) reflects the form of the Transactions as described above and is consistent with the Allocation and the provisions of paragraph (d)(iv), and (iii) the Sellers' Representative delivers an opinion of counsel, reasonably acceptable to the Buyer stating that the treatment proposed by the Sellers' Representative (a) has a realistic possibility of being sustained on its merits as defined in Section 10.34 of Circular 230 of the Internal Revenue Service, (b) will not result in the imposition of penalties on the Buyer, either General Partner or the Partnership (unless the Sellers add a deposit to the Escrow Amount or post a bond sufficient to pay any such penalties plus interest) and (c) is in accordance with applicable Law. If the Buyer and the Sellers' Representative are unable to agree on whether the conditions stated in provisions (i) and (ii) of the preceding sentence have been fulfilled, then such disputed matter(s) shall be referred for determination to the Accountants as described above. The Buyer shall cause the General Partners to execute and file, on behalf of the Partnership, the Tax Return as finally agreed to by the Sellers' Representative and the Buyer, provided in the opinion of counsel or determined by the Accountants, as the case may be, and to pay all Taxes shown to be due thereon by the Partnership, subject, however, to the obligation of the Sellers, in order to enable the Buyer to pay such Taxes, to deliver to the Sellers' Representative in immediately available funds an amount sufficient to pay all such Taxes due and payable and to cause the Sellers' Representative, not later than 48 hours before the due date thereof, to cause to be delivered all such funds to the Buyer. This provision does not obligate the Buyer or the Partnership to pay any Taxes payable by any Partner with respect to the income of the Partnership. The Buyer will indemnify Sellers for any Loss incurred by the Sellers as a result of the failure of Buyer to timely pay the Taxes for which the funds were delivered to the extent that the funds were timely delivered and were sufficient to pay all such Taxes.

            (ii) The Buyer shall prepare and file in a timely fashion all Tax Returns of the Partnership, reports and forms for periods ending after the Closing Date, but including a period prior to the Closing Date.

            (c) Amended Tax Returns. To the extent to do so would increase any Taxes owed by any Seller or trigger an indemnity payment of the Seller Group under Section 10 hereof, the Buyer shall not file, or allow to be filed, any amended Tax Return for either General Partner or the Partnership for any period ending before the Closing Date without the written approval of the Sellers' Representative, such approval not to be unreasonably withheld.

            (d) Mutual Cooperation on Tax Matters. The parties agree as follows:

            (i) Each shall make available to the other parties, as promptly as practicable, any assistance, information or documents as may reasonably be requested in connection with the preparation of any Tax Return, report or form, audit or other examination, judicial or administrative proceeding or determination relating to any Liability for Taxes (including payments owing hereunder).

            (ii) Each party shall retain, until the expiration of all applicable statutes of limitation (including waivers or extensions thereof) or the completion of any proceedings, and provide the other parties with, any records or information relevant to any matter relating to Taxes.

            (iii) To the extent reasonable, each party shall permit the other parties or their authorized representatives, upon notice and during normal business hours, to have access to books, records and workpapers relating to the Taxes of the General Partners and the Partnership and to make copies of such books, records, workpapers and such other additional accounting, financial or Tax data and information as such other party or its representative shall reasonably request, which is not otherwise available and which is germane to the preparation of any Tax Return, report or form, or necessary or advisable for use in or in preparation for proceedings before any court or Governmental Entity relating to Liability for Taxes. All of the foregoing shall be used only for the purposes sought and shall otherwise be kept confidential by the receiving party except to the extent such information is already in the public domain.

            (iv) On or before March 15, 1997 (unless such date is extended with the consent of the Sellers' Representative), the Buyer will provide the Sellers' Representative with a determination of the fair market values of the assets of the Partnership and an allocation (the determination of fair market values and the allocation are collectively referred to as the "Allocation") of the tax bases relating to the assets of the Partnership generated by the acquisition by the Buyer and New CFP Holdings, respectively, of all of the stock of QFMC and QFAC, the Limited Partnership Interests and the Rollover Interests. The parties hereto will use the Allocation for all tax purposes, including the preparation of the Tax Returns described in Section 11.2 and the determination of the allocation of purchase price paid and the portion of the amount realized from the sale of the Limited Partnership Interests and Rollover Interests that is attributable to recapture under Section 1245 and 1250 of the Code. The Allocation will allocate up to an amount equal to the sum of (a) the aggregate adjusted tax basis of all of the Partnership's assets (excluding its inventory) as of the Closing Date and (b) $600,000, among the Partnership's assets that have a positive tax basis (excluding its inventory) immediately prior to the Closing Date, in proportion to the relative values of such assets as set forth on the books and records of the Partnership used for purposes of generating its financial statements; provided, however, that in no event will the Allocation allocate less to any asset than such asset's adjusted tax basis immediately prior to the Closing Date. In addition, the Allocation will allocate tax basis to the Partnership's inventory up to an amount that is equal to 119.5% of the adjusted tax basis of such property to the Partnership as of the Closing Date. The Sellers' Representative will accept the Allocation unless, within 10 days of its receipt of the Allocation, it delivers an opinion of counsel, reasonably acceptable to the Buyer, stating that the Allocation will trigger a current liability of QFAC for Federal income taxes. If the Sellers' Representative provides such an opinion, the Buyer and the Sellers' Representative will attempt to agree upon a revised Allocation. If they cannot agree, those portions of the Allocation that are in dispute will be referred to the Accountants for a final and binding determination based upon the terms of this Agreement and applicable Law.

            11.3. Further Assurances; Transition Assistance. Each of the parties agrees that it will from time to time from and after the Closing promptly do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, assignments, transfers, conveyances, powers of attorney, assurances and other documents as may reasonably be requested by any other party for better assigning, transferring, granting, conveying, assuring and conferring right, title and interest to the Buyer in the business of the General Partners and the Partnership. Without limiting the generality of the foregoing, and in furtherance of the provisions of Section 11.2, the parties agree to cooperate with each other and to provide each other with all information and documentation reasonably necessary to permit the preparation and filing of all Federal, state, local, and other Tax Returns and Tax elections with respect to the Business.

            11.4. Confidential Information; Non-Competition. (a) None of the Stockholders or Partners shall, directly or indirectly, disclose any confidential or proprietary information relating to the Business, the General Partners or the Partnership or any of their respective Affiliates to any Person, nor shall any such Person make use of any such confidential or proprietary information for its, his or her own purpose or for the benefit of any Person except the Buyer or the General Partners or any Affiliate thereof, the parties hereby acknowledging that the Buyer, the General Partners and their respective Affiliates would be irreparably damaged if such confidential knowledge were disclosed to or utilized on behalf of others in competition in any respect with the Business, the General Partners or any of their respective Affiliates. Notwithstanding anything to the contrary contained herein, no party shall be required to maintain the confidentiality of any information that:

            (i) is now, or hereafter becomes, through no act or failure to act on the part of such party that constitutes a breach of this Section 11.4, generally known or available to the public;

            (ii) is known to such party at the time of the disclosure of such information;

            (iii) is hereafter furnished to such party by a third party, who, to the knowledge of such party, is not under any obligation of confidentiality to the other party, without restriction on disclosure;

            (iv) is disclosed with the written approval of the party to which such information or materials pertain;

            (v) is required to be disclosed by law, court order, or similar compulsion; provided, however, that, such disclosure shall be limited to the extent so required or compelled; and provided further, however, that the party required to disclose such confidential information shall give the other party notice of such disclosure and cooperate with such other party in seeking suitable protections; or

            (vi) is required to be provided pursuant to or in connection with any legal proceeding involving the parties hereto.

            (b) Each of the Persons identified on Schedule 11.4(b) hereby acknowledges and recognizes the highly competitive nature of the Business and, accordingly, agrees that, in consideration of the premises contained herein and the consideration to be received by such Person in connection with the consummation of the transactions contemplated hereby, and to induce the Buyer to enter into this Agreement, such Person will not, from and after the Closing until 18 months following the Closing Date, (i) directly or indirectly engage in, represent in any way or be connected with any Competitive Business (as hereinafter defined) in any Restricted Territory, whether such engagement shall be as an employer, officer, director, owner, employee, partner, Affiliate or other participant in any Competitive Business; (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i);
(iii) induce any employee of the Buyer, either General Partner or the Partnership or any Affiliate thereof to terminate such employee's employment or engage in any Competitive Business or (iv) induce any entity or Person with which the Buyer, either General Partner or the Partnership or any Affiliate thereof has a business relationship to terminate or alter such business relationship; provided, however, that the foregoing shall not prevent any Person from owning the securities of or an interest in any business, provided such ownership of securities or interest represents less than five percent (5%) of any class or type of securities of, or interest in, such business. As used in this Agreement, "Competitive Business" means any business that derives more than 10% of revenues from any of the following, individually or in the aggregate:

            (A) uncooked, thinly sliced (to a thickness of no more than one-quarter of one inch), frozen cuts of solid beef muscle;

            (B) cooked, solid muscle slices that are combined with spices and/or peppers and onions;

            (C) uncooked beef that is chopped, formed, thinly sliced and frozen; and

            (D) pre-cooked and uncooked thinly sliced frozen chicken meat.

As used in this Agreement, "Restricted Territory" means any geographic location (whether domestic or foreign) in which the Business is conducted immediately prior to the Closing, or in which any of the General Partners or the Partnership has invested substantial expense in anticipation of conducting (or commencing to conduct) any portion of the Business in such geographic area.

            (c) It is the desire and intent of the parties that the foregoing provisions of this Section 11.4 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision of this Section 11.4 in the particular jurisdiction in which such adjudication is made. In addition, in the event of a breach or threatened breach by any Person identified on Schedule 11.4(b) hereto of any of the provisions of this Section, the Buyer, each General Partner and the Partnership shall be entitled to an injunction restraining such party from such breach. Nothing herein contained shall be construed as prohibiting the Buyer, the General Partner(s) or the Partnership from pursuing any other remedies available for such breach or threatened breach.

            11.5. Release. (a) Anything contained herein to the contrary notwithstanding, by the execution and delivery of this Agreement, in consideration of the mutual covenants and agreements contained herein, each of the Sellers hereby irrevocably releases and forever discharges each of the General Partners and the Partnership (for the benefit of such Person, the

Buyer and their respective Affiliates, divisions and predecessors and their past and present directors, officers, employees and agents, and each of their respective successors, heirs, assigns, executors and administrators (collectively, the "Released Persons")) of and from all manner of action and actions, cause and causes of action, suits, rights, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, omissions, agreements, promises, variances, trespasses, damages, liabilities, judgments, executions, claims and demands whatsoever (including, without limitation, any claim for deferred compensation or other compensation for services rendered prior to the Closing), in law or in equity which against the Released Persons such Seller ever had, now has or which such Seller hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, for, upon or by reason of any matter or cause arising at any time on or prior to the Closing Date.

            (b) Each Seller specifically represents and warrants to the Released Persons that such Person has not assigned any such claim set forth in Section 11.5(a), and agrees to indemnify and hold harmless the Released Persons from and against any and all losses or damages arising from or in any way related to (i) any such assignment, and (ii) any action by any third party arising from or in any way related to the relationship among such Seller and the Released Persons, which is the subject of this Section 11.5.

            SECTION 12. TERMINATION; EFFECT OF TERMINATION.

            12.1. Termination. This Agreement may be terminated at any time prior to the Closing by:

            (a) the mutual consent of the Buyer and QFAC; or

            (b) the Buyer, if there has been a material breach by either General Partner, the Partnership or any Seller of any representation, warranty, covenant or agreement set forth in this Agreement which either General Partner, the Partnership or such Seller fails to cure within ten Business Days after notice thereof is given by the Buyer (except no cure period shall be provided for a breach by any such Person that by its nature cannot be cured); or

            (c) QFAC, if there has been a material breach by the Buyer of any representation, warranty, covenant or agreement set forth in this Agreement which the Buyer fails to cure within ten Business Days after notice thereof is given by QFAC or the Sellers' Representative (except no cure period shall be provided for a breach by any such Person that by its nature cannot be cured); or

            (d) the Buyer or QFAC, if the conditions set forth in Section 9.1 shall not have been satisfied or waived (to the extent they may be waived) by December 31, 1996; or

            (e) the Buyer, if the conditions set forth in Section 9.2 shall not have been satisfied or waived (to the extent they may be waived) by December 31, 1996; or

            (f) QFAC, if the conditions set forth in Section 9.3 shall not have been satisfied or waived (to the extent they may be waived) by December 31, 1996; or

            (g) the Buyer or QFAC, if any permanent injunction or other Order of a court or other competent Governmental Entity preventing the Closing shall have become final and nonappealable;

provided, however, that neither QFAC nor the Buyer shall be entitled to terminate this Agreement pursuant to Section 12.1(d), (e) or (f) if such party's breach, or in the case of QFAC, the Partnership's, QFMC's or a Seller's breach, of this Agreement has prevented the satisfaction of a condition. Any termination pursuant to Section 12.1(a) shall be effected by a written instrument signed by the Buyer and QFAC and any termination pursuant to this Section 12.1 (other than a termination pursuant to Section 12.1(a)) shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section hereof pursuant to which this Agreement is being terminated.

            12.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 12.1, this Agreement shall be of no further force or effect, except for this Section 12.2 and Sections 11.1, 11.4(a), 11.5 and 12.3 and Section 13, each of which shall survive the termination of this Agreement; provided, however, that the Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract following a termination of this Agreement, promptly following the rendering of a final, nonappealable judgment the prevailing party shall be reimbursed by the other party or parties to the action for reasonable attorneys' fees and expenses relating to such action.

            12.3. Deposit. On or before execution and delivery of this Agreement, the Buyer has paid to the Partnership a deposit in the aggregate amount of $250,000 (the "Deposit"). In the event this Agreement is terminated pursuant to Section 12.1(a), (b), (d), (e), (f), (g) or (h) hereof, the Partnership shall, within three (3) Business Days of termination of this Agreement pursuant to Section 12 hereof, return the Deposit in full to the Buyer.

            SECTION 13. MISCELLANEOUS PROVISIONS.

            13.1. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Buyer and QFAC.

            13.2. Extension; Waiver. At any time prior to the Closing, the parties (with QFAC acting on behalf of the Sellers) may (a) extend the time for the performance of any of the obligations or other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by any other party.

            13.3. Entire Agreement. This Agreement and the other agreements and documents referenced herein and therein (including, but not limited to, the Schedules and Exhibits (in their executed form) attached hereto) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including, but not limited to, the Letter of Intent dated as of October 11, 1996, as amended, among the Buyer, the Partnership and Strategic Investments & Holdings, Inc., except as otherwise provided therein).

            13.4. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

            13.5. No Third-Party Beneficiaries; Successors and Assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary notwithstanding, (a) the General Partners or the Partnership (in each case at or following the Closing) or the Buyer may collaterally assign this Agreement without the prior consent of any other party to a financial or lending institution providing financing to the General Partners, the Partnership or the Buyer and (b) the Buyer may assign any of its rights under this Agreement to any Affiliate of the Buyer or to any Person who shall acquire substantially all of the assets of the General Partners, the Partnership, the Business or the Buyer or a majority of the voting securities of the General Partners, the Partnership, the Business or the Buyer, whether pursuant to a merger, consolidation, sale of stock or otherwise.

            13.6. Headings. Descriptive headings are for convenience only and shall not control or affect in any way the meaning or construction of any provision of this Agreement.

            13.7. Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to any Partner or Stockholder, to the Sellers' Representative at:

                        Cyclorama Building
                        369 Franklin Street
                        Buffalo, New York  14202
                        Attention:  David M. Zebro
                        Telecopier:  (716) 857-6490

                  with a copy to:

                        Nixon, Hargrave, Devans & Doyle LLP
                        1600 Main Place Tower
                        Buffalo, New York 14202-3716
                        Attention:  Charles P. Jacobs, Esq.
                        Telecopier: (716) 853-8109

            (b)   if to the Buyer, to:

                        CFP Holdings, Inc.
                        1205 West Olympic Boulevard
                        Montebello, California 90640
                        Attention:  President
                        Telecopier:  (213) 727-0412
                  with a copy to:

                        First Atlantic Capital, Ltd.
                        135 East 57th Street, 29th Floor
                        New York, New York 10022
                        Attention:  James A. Long
                        Facsimile (212) 750-0954

                  and

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Attention:  Lawrence G. Graev, Esq.
                        Telecopier:  (212) 408-2420.

All such notices and other communications shall be deemed to have been given and received (c) in the case of personal delivery, on the date of such delivery, (d) in the case of delivery by telecopy, on the date of such delivery, (e) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (f) in the case of mailing, on the third Business Day following such mailing.

            13.8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

            13.9. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

            13.10. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

            13.11. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

            13.12. Remedies. Subject to the provisions of Section 10, the parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief to enforce or prevent any violations of the provisions of this Agreement.

            13.13. Jurisdiction and Venue. Subject to the terms of this Agreement, the parties agree that any and all actions arising under or in respect of this Agreement (including, without limitation, the resolution of any disputed claims under Section 12) shall be litigated in the Federal or state courts in the State of New York. By executing and delivering this Agreement, each party irrevocably submits to the personal jurisdiction of such courts. Each party agrees that venue would be proper in any of such courts and hereby waives any objection that any such court is an improper or inconvenient forum for the resolution of any such action. Each party further agrees that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against such party, without the necessity for service by any other means provided by statute or rule of court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            13.14. [Intentionally Omitted.]

            13.15. Definitions. The following terms used in the Securities Purchase Agreement shall have the following respective meanings:

            "Additional Cash Payment" means (i) the Escrow Amount as adjusted downward by the amount of any liability of any of the Sellers pursuant to this Agreement funded out of the Escrow Amount; and (ii) any additional amounts that become payable to the Sellers as contemplated by Section 3.3(a) hereof.

            "Adjusted Enterprise Value" means the remainder of (i) 86,400,000, less (ii) the amount of the Deposit, less (iii) $1,500,000, as such remainder may be adjusted (a) upward by the amount by which Estimated Closing Working Capital exceeds Target Working Capital or (b) downward by the amount by which Target Working Capital exceeds Estimated Closing Working Capital, as the case may be.

            "Affiliate" means, with respect to any Person, any of (i) a director, executive officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person) and (iii) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

            "Aggregate Consideration" means an amount equal to the sum of the Seller Note Amount and the Initial Cash Payment, as such sum may be increased by an Additional Cash Payment, if any, or otherwise adjusted pursuant to Section
3.3 hereof.

            "Agreement" means this Securities Purchase Agreement.

            "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or is reasonably likely to form the basis for any specified consequence.

            "Business Day" means any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City and State of New York.

            "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C.ss.ss. 9601 et seq.

            "Class A Common Stock" means the Class A Common Stock, $.01 par value, of QFAC and/or QFMC, as the context may require.

            "Class B Common Stock" means the Class B Common Stock, $.01 par value, of QFAC and/or QFMC, as the context may require.

            "Closing Funded Debt" means the Net Funded Debt immediately prior to the Closing, as shown on the Closing Date Balance Sheet to be delivered pursuant to Section 3.1 hereof.

            "Closing Working Capital" means, as determined in accordance with GAAP (except as otherwise specified in this definition) (i) the total current assets, including cash held for the Deposit (excluding (A) cash and cash equivalents to the extent included in calculating Net Funded Debt and (B) pre-paid income taxes, industrial revenue bond sinking funds and restricted construction funds to the extent included in the calculation of current assets), including accrued income tax receivables, to the extent the Buyer is eligible to receive such receivables, less (ii) the total current liabilities (excluding the amount of the Deposit actually paid and reflected as a current liability and the current portion of long-term indebtedness, short-term borrowings, bank overdrafts and all accrued interest with respect thereto, to the extent already included in current liabilities, and all accrued and unpaid fees, costs and expenses relating to the construction, renovation, equipping of, and relocation to, the Business' Tabor Road Facility, to the extent such fees, costs and expenses are included in Closing Funded Debt) of the General Partners and the Partnership, on a combined basis, at the Closing Date, as shown on the Closing Date Balance Sheet to be delivered pursuant to Section 3.1 hereof.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Common Stock" means the Common Stock, $.01 par value, of QFAC and/or QFMC, as the context may require.

            "Contract" means any loan or credit agreement, note, bond, mortgage, indenture, lease, sublease, purchase order or other agreement, instrument, concession, franchise or license.

            "control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Employee Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation, under which either General Partner, the Partnership or any ERISA Affiliate of either General Partner or the Partnership has any present or future obligations or liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

            "Employment Agreements" means the Employment Agreement substantially in the form of Exhibit A-1 hereto to be executed and delivered by Robert D. Gioia and the Employment Agreement substantially in the form of Exhibit A-2 hereto to be executed by David Cohen.

            "Encumbrances" means and includes any security interests, mortgages, deeds of trust, liens, pledges, charges, claims, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal, grants of power to confess judgment, conditional sales and title retention agreements (including any lease in the nature thereof) and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

            "Environmental Escrow Amount" means $100,000.

            "Environmental and Safety Requirements" means all Laws, Orders, contractual obligations and all common law in each case in effect on or before the Closing Date concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation (collectively, "Hazardous Materials"), including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss.ss.7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss.1251 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss.11001 et seq., CERCLA, the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. ss.1804 et seq., the Occupational Safety and Health Act of 1970, and the regulations promulgated thereunder.

            "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means, with respect to any Person, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c) or 414(m) of the Code.

            "Escrow Agent" means United States Trust Company of New York, the escrow agent pursuant to the Escrow Agreement.

            "Escrow Agreement" means the Escrow Agreement in substantially the form attached hereto as Exhibit B among the Sellers' Representative, the Buyer and the Escrow Agent.

            "Escrow Amount" means $5,000,000.

            "Estimated Closing Working Capital" means the Closing Working Capital of the General Partners and the Partnership, on a consolidated basis, at the Closing Date, determined at the Sellers' expense by the Sellers' Accountants, and approved by the Buyer's Accountants, based on a balance sheet of each of the General Partners and the Partnership and a pro forma consolidated balance sheet of the General Partners and the Partnership (in each case as at the Closing Date) prepared in accordance with the procedures set forth in
Section 3.1 hereof. The Estimated Closing Working Capital shall be set forth in a Certificate to be accompanied by (i) an agreed-upon procedures report prepared by the Sellers' Accountants and (ii) detailed information indicating how Estimated Closing Working Capital was calculated, together with copies of the work papers of the Sellers' Accountants relating to the calculation of such amount (including a pro forma balance sheet), all of which shall be delivered not more than seven (7) days prior to the Closing Date. Such Certificate shall be used for purposes of establishing Adjusted Enterprise Value and shall be subject to modification pursuant to the provisions of Section 3 hereof.

            "Exchange Agreement" means the Exchange Agreement in substantially the form attached hereto as Exhibit C among New CFP Holdings, The RDG Food Corp. and Amjor Holdings, Inc. being executed simultaneously with this Agreement.

            "Final Escrow Termination Date" means the earlier of (i) the sale of the Business following the Closing Date, whether as a result of a sale of all or substantially all of the assets of the Business or the sale of a majority of the voting securities of the Buyer or New CFP Holdings, Inc., pursuant to a merger, consolidation, sale of stock or otherwise and (ii) the seventh anniversary of the Closing Date; provided, however, if at such time the Section 8.3 Resolution Date has not occurred, the Environmental Escrow Amount (net of any amounts paid out of the Environmental Escrow Amount pursuant to Section 8.3), together with the accrued interest thereon, shall be retained in escrow until the Section 8.3 Resolution Date, and the Final Escrow Termination Date shall be such Section 8.3 Resolution Date.

            "Final Settlement Date" means the date specified in Section 3.3(d)(i), (ii) or (iii), as applicable.

            "Formation Documents" means, as to any entity, those instruments that, among other things, (i) define its existence, as filed or recorded with the applicable Governmental Entity, including, without limitation, its certificate of incorporation (in the case of a corporation) or its certificate of limited partnership (in the case of a limited partnership) and (ii) govern its internal affairs, including, without limitation, its By-laws (in the case of a corporation) or its agreement of limited partnership (in the case of a limited partnership), in each case as amended, supplemented or restated.

            "Funded Debt" means all indebtedness of the General Partners and the Partnership for borrowed money (and accrued interest thereon) and includes, without limitation, (i) bank overdrafts (including with respect to any cash accounts, any negative balances), revolving credit facilities, term loans, equipment loans, mortgages, capitalized lease obligations, notes and guarantees;
(ii) the deferred purchase price of property or services other than trade payables arising in the ordinary course of business in accordance with customary trade terms; (iii) indebtedness evidenced by bonds, debentures or similar instruments or letters of credit; (iv) accrued interest, prepayment premiums and any other fees, expenses and penalties payable on or relating to such indebtedness (and the refinancing thereof); and (v) all accrued and unpaid fees, costs and expenses relating to the construction, renovation, equipping of, and relocation to, the Business' Tabor Road facility to the extent not already included pursuant to clause (ii) of this definition but excluding overdrafts or outstanding checks that are included in accounts payable for purposes of the calculation of Closing Working Capital.

            "General Partners" means QFAC and QFMC.

            "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to such Act or any successor law thereto.

            "Indemnified Persons" means the Seller Group or the Buyer Group, as the case may be.

            "Indemnifying Persons" means the Seller Group or the Buyer Group, as the case may be.

            "Indemnifying Sellers" means the individuals listed in Part A of
Schedule III hereto.

            "Initial Cash Payment" means an amount equal to the remainder of (i) Adjusted Enterprise Value, less (ii) Closing Funded Debt, less (iii) the Escrow Amount, less (iv) the Seller Note Amount, less (v) Seller Expenses (to the extent not included in Closing Funded Debt).

            "Initial Escrow Payout Amount" means that amount equal to the remainder of (i) $3,000,000, less the Environmental Escrow Amount (net of any amounts paid to the Buyer out of the Environmental Escrow Amount pursuant to
Section 8.3), together with the interest accrued on such remainder, and (ii) the sum of all amounts distributed as of the Initial Escrow Termination Date pursuant to Sections 3.3(f) or 10.9(a) of this Agreement, together with the interest accrued on such remainder.

            "Initial Escrow Termination Date" means the date that is thirty (30) days following completion of the 1997 fiscal year audit of the Buyer and its consolidated Affiliates.

            "Intermediate Escrow Payout Amount" means that amount equal to the remainder of (i) the Escrow Amount that has not been distributed, less (ii) $1,000,000 (together with the interest accrued on such remainder), less (iii) to the extent the Section 8.3 Resolution Date has not yet occurred, the Environmental Escrow Amount (net of any amounts paid to the Buyer out of the Environmental Escrow Amount pursuant to Section 8.3), together with the interest accrued on such remainder.

            "Intermediate Escrow Termination Date" means the fifth anniversary of the Closing Date.

            "Intellectual Property Rights" means (a) all inventions, all improvements thereto and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets, formulae, customer lists, supplier lists, pricing and cost information, business and marketing plans and other confidential business information, (e) all computer programs and related software, (f) all other proprietary rights and
(g) all copies and tangible embodiments thereof.

            "Jersey Matters" means the business, property, activities, assets or operations of BDMC, Inc. or any of its predecessors or successors.

            "Knowledge" (and like phrases) with respect to either General Partner or the Partnership means and includes (i) actual knowledge of the persons listed on Schedule 13.15 hereto and (ii) that knowledge which a reasonable person in his or her capacity as an officer of an organization would have obtained after making a due diligence investigation with respect to the representations and warranties set forth in Section 5 or Section 6 hereof (as applicable); provided, however, that for purposes of this clause (ii), such knowledge shall not be based upon such knowledge of David M. Zebro.

            "Law" means any law, statute, treaty, rule, directive or regulation or Order of any Governmental Entity.

            "Lenders" shall have the meaning ascribed to such term in Section
7.4 hereof.

            "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

            "Limited Partnership Interests" means all limited partnership interests in the Partnership owned by the limited partners of the Partnership other than the Rollover Interests.

            "Litigation Expense" means any out-of-pocket expenses incurred in connection with investigating, defending or asserting any claim, legal or administrative action, suit or Proceeding incident to any matter indemnified against hereunder including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees and fees and disbursements of outside legal counsel, investigators, expert witnesses, accountants and other professionals.

            "Losses" means any and all losses, claims, shortages, damages, Liabilities, expenses (including reasonable attorneys' and accountants' and other professionals' fees and Litigation Expenses), assessments, Tax deficiencies, Taxes (including interest or penalties thereon) and insurance premium increases arising from or in connection with any such matter that is the subject of indemnification under Section 10, as reduced by (i) the amount actually recovered under insurance policies (net of deductibles and incidental expenses resulting therefrom) and (ii) tax benefits actually realized under Tax Laws in respect of such Losses, in each case net of all costs and expenses of recovering any such amount. For purposes of determining tax benefits actually realized, there shall be included tax benefits actually realized before the taxable year in which a payment for a Loss is received and tax benefits realized in the taxable year in which a payment for a Loss is received.

            "Management Fees" means the fees and expenses set forth on Schedule 13.15(a).

            "Material Adverse Change" means, with respect to any Person, any material adverse change in the business, operations, assets, condition (financial or otherwise), operating results, liabilities, customer, supplier or employee relations or business prospects of such Person or any material casualty loss or damage to the assets of such Person, whether or not covered by insurance; provided, however, that Material Adverse Change with respect to the Business, either General Partner or the Partnership shall not include the information with respect to meat prices or the Partnership's business relationship with Subway as set forth on Schedule 13.15(c) hereto.

            "Material Adverse Effect" on any Person means a material adverse effect on the business, operations, assets, condition (financial or otherwise), operating results, liabilities, customer, supplier or employee relations or business prospects of such Person.

            "Maximum Consideration" means an amount equal to the remainder of
(i) $86,400,000, less (ii) the amount of the Deposit, less (iii) $1,500,000, less (iv) Closing Funded Debt, less (v) Seller Expenses (to the extent not included in Closing Funded Debt), less (vi) the Escrow Amount, plus (vii) the Additional Cash Payment, if any.

            "Net Funded Debt" means Funded Debt, net of industrial revenue bond sinking funds not to exceed $100,000 and restricted construction funds not to exceed $600,000, in each case to the extent not included in current assets for purposes of determining Estimated Closing Working Capital or Closing Working Capital.

            "New CFP Holdings" means CFP Group, Inc., a Delaware corporation.

            "Orders" means settlements, judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Entity or arbitrator.

            "Permits" means all permits, licenses, authorizations, Orders, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

            "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books; (ii) workers or unemployment compensation liens arising in the ordinary course of business; (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent; (iv) with respect to the Partnership's Camden, New Jersey property, those exceptions to title set forth as items 21 through 29 on Schedule B-Section II of First American Title Insurance Company, Commitment Number ST 23102A dated April 18, 1995; and (v) with respect to the Partnership's Tabor Road facility, those exceptions to title set forth as Items 3 through 7 on Schedule B-Section II of First American Title Insurance Company Commitment Number SETT-15362 dated May 9, 1996.

            "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

            "Proceedings" means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

            "Proportionate Percentage" means, as to each Seller, the percentage figure as set forth opposite such Seller's name on Schedule V hereto.

            "Real Property" has the meaning set forth in Section 6.9(d).

            "Related Documents" means the Escrow Agreement and the Exchange Agreement.

            "Roll-up" means the merger of QFMC with and into QFAC, with QFAC as the surviving corporation, the contribution of the Rollover Interests and the Limited Partnership Interests to QFAC and the dissolution and liquidation of the Partnership into QFAC, assuming such transactions occur immediately following the Closing.

            "Sale" means the sale by the Sellers to the Buyer of the Shares and the Limited Partnership Interests.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Seller Expenses" means (i) all unpaid fees and expenses incurred or accrued by or on behalf of each General Partner or the Partnership (including, without limitation, any fees or expenses of the Sellers) as of the Closing Date in connection with this Agreement and the transactions contemplated hereby and
(ii) the Management Fees (to the extent not included in Funded Debt or paid by the Sellers prior to the Closing Date).

            "Seller Note Amount" means the $57,313,656 aggregate principal amount of Seller Notes.

            "Seller Notes" means the Senior Secured Notes due January 3, 1997 substantially in the form of Exhibit D hereto, payable to the Sellers in the aggregate principal amount of the Seller Note Amount.

            "Sellers" means all the Stockholders, being all the stockholders of QFAC and QFMC, and all the Partners selling limited partnership interests in the Partnership as contemplated by this Agreement.

            "Sellers' Accountants" means Ernst & Young LLP.

            "Stockholders" has the meaning set forth in the caption and shall include the Stockholders listed on Schedule II hereto.

            "Subsidiary" means each corporation or other entity with respect to which a specified Person, directly or indirectly, owns or has the power to vote capital stock or other ownership interests representative of more than fifty percent (50%) of the outstanding voting power thereof.

            "Survival Date" means the date, if any, upon which any representation, warranty, covenant or other agreement contained herein shall terminate.

            "SWDA" means the Solid Waste Disposal Act, as amended.

            "Target Working Capital" means $10,124,000, calculated as reflected on Schedule 13.15(d) hereto.

            "Tax" means any of the Taxes.

            "Tax Returns" means any return (including, without limitation, any Federal, state, local or foreign return), declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Taxes" means, with respect to any entity, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity (if any) and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group or (B) by reason of any contract or other agreement, arrangement or understanding.

            "Transaction" means the (i) Sale, plus (ii) the transfer by certain Sellers of the Rollover Interests to New CFP Holdings, plus (iii) the transfer of the Rollover Interests by New CFP Holdings to QFAC (following the merger of QFMC into QFAC, with QFAC as the surviving entity), plus (iv) the transfer of the Limited Partnership Interests by the Buyer to QFAC (following the merger of QFMC into QFAC).

            "Transition Period" has the meaning set forth in Section 8.1.

                                 *     *     *

            IN WITNESS WHEREOF, each of the parties hereto has duly executed this Securities Purchase Agreement as of the date first written above.

                                          QUALITY FOODS, L.P.
                                          By:  QF Acquisition Corp.,
                                               its general partner


                                          By:___________________________
                                             Name:  David M. Zebro
                                             Title: Vice President


                                          CFP HOLDINGS, INC.


                                          By:___________________________
                                             Name:
                                             Title:

Stockholders:


_________________________________           In its capacity as Stockholder
Gary M. Brost, in his capacity as           and Indemnifying Seller:
Stockholder and Indemnifying                ESTATE OF DAVID F. HERRICK
Seller

                                            By:_________________________
                                               Executor


_________________________________           _________________________________
Alan R. Abt, in his capacity as             Dennis C. Martin, in his capacity
Stockholder and Indemnifying                as Stockholder and Indemnifying
Seller                                      Seller


_________________________________           _________________________________
David M. Zebro, in his capacity             John F. Dunbar Jr., in his
as Stockholder and Indemnifying             capacity as Stockholder and
Seller                                      Indemnifying Seller


_________________________________           _________________________________
William L. Joyce, in his capacity           Robert D. Gioia, in his capacity
as Stockholder and Indemnifying             as Stockholder and Indemnifying
Seller                                      Seller

Partners:

QF ACQUISITION CORP.

By:_________________________
      Name:  David M. Zebro
      Title: Vice President


QF MANAGEMENT CORP.

By:_________________________
   Name:  David M. Zebro
   Title: Vice President


SIHI FOOD HOLDINGS, INC.

By:_________________________
   Name:  David M. Zebro
   Title:


SIHI FOOD GROUP, INC.

By:_________________________
    Name:  David M. Zebro
    Title:


THE RDG FOOD CORP.

By:_________________________
   Name:  Robert D. Gioia
   Title: President


QF PARTNERS, L.P.
QF/GP, INC., its general partner

By:_________________________
      Name:  Dana D. Messina
      Title:


BQF PARTNERS, L.P.

By:_________________________
      Name:  Ross B. Kenzie
      Title: General Partner


AMJOR HOLDINGS, INC.

By:_________________________
      Name:  David Cohen
      Title: President

___________________________________
David Cohen, in his capacity as
an Indemnifying Seller


___________________________________
Ross B. Kenzie, in his capacity
as an Indemnifying Seller


___________________________________
Dana D. Messina, in his capacity
as an Indemnifying Seller

                                                                      Schedule I

                         Partners of Quality Foods, L.P.

        Name                             Percentage Interest
        ----                             -------------------

General Partners

QF Acquisition Corp.                          1.00%

QF Management Corp.                            .01%



Limited Partners

SIHI Food Holdings, Inc.                       .38%

SIHI Food Group, Inc.                        26.00%

The RDG Food Corp.                           10.2648%

QF Partners, L.P.                            32.50%

BQF Partners, L.P.                           18.57%

AMJOR Holdings, Inc.                          8.7248%

                                                                     Schedule II

                      Stockholders of QF Acquisition Corp.

Name                           Number of Shares
----                           ----------------

Gary M. Brost                               280

Alan R. Abt                                 280

David M. Zebro                              280

William L. Joyce                            280

Estate of David F. Herrick                  140

Dennis C. Martin                             70

John F. Dunbar Jr                            70

Robert D. Gioia                             700

                       Stockholders of QF Management Corp.

Name

Gary M. Brost                                20

Alan R. Abt                                  20

David M. Zebro                               20

William L. Joyce                             20

Estate of David F. Herrick                   10

Dennis C. Martin                              5

John F. Dunbar Jr                             5

                                                                    Schedule III

                              Indemnifying Sellers

Part A

                 Name
                 ----

      Gary M. Brost

      Alan R. Abt

      David M. Zebro

      William L. Joyce

      Estate of David F. Herrick

      Dennis C. Martin

      John F. Dunbar, Jr.

      Robert D. Gioia

      David Cohen

      Ross B. Kenzie

      Dana D. Messina

Part B

      Ross B. Kenzie

      Dana D. Messina

                                                                     Schedule IV

                    Sellers' Ownership of Shares and Limited
                      Partnership Interests; Consideration

                              QFAC       QFMC    Initial Cash   Seller Note
   Stockholders              Shares     Shares      Payment       Amount
   ------------              ------     ------      -------       ------

Gary M. Brost                 280         20           0        $ 79,398.44

Alan R. Abt                   280         20           0          79,398.44

David M. Zebro                280         20           0          79,398.44

William L. Joyce              280         20           0          79,398.44

Estate of David F. Herrick    140         10           0          40,581.42

Dennis C. Martin               70          5           0          19,996.64

John F. Dunbar, Jr.            70          5           0          19,996.64

Robert D. Gioia               700          -           0         195,849.47
                            -----      -----         ---        -----------

                   TOTAL:   2,100        100           0        $594,017.93
                            =====      =====         ===        ===========


                         Amount of       Type of    Initial Cash     Seller Note
  Limited Partners       Interest       Interest      Payment          Amount
  ----------------       --------       --------      -------          ------

SIHI Food Holdings, Inc.    .38%     Limited Partner     0        $   223,491.89

SIHI Food Group, Inc.     26.00%     Limited Partner     0         15,291,550.56

The RDG Food Corp.        11.54%     Limited Partner     0          6,037,095.90

QF Partners, L.P.         32.50%     Limited Partner     0         19,114,438.20

BQF Partners, L.P.        18.57%     Limited Partner     0         10,921,695.92

AMJOR Holdings, Inc.      10.00%     Limited Partner     0          5,131,365.60

            TOTAL:        98.99%                         0        $56,719,638.07
                         =======                        ===       ==============

                                                                      Schedule V

                       Sellers' Proportionate Percentages

                                        Proportionate
Name                                     Percentage
----                                     ----------

Gary M. Brost                              0.135%

Alan R. Abt                                0.135%

David M. Zebro                             0.135%

William L. Joyce                           0.135%

Estate of David F. Herrick                 0.069%

Dennis C. Martin                           0.034%

John F. Dunbar Jr                          0.034%

Robert D. Gioia                            0.333%

SIHI Food Holdings, Inc.                   0.38%

SIHI Food Group, Inc.                     26.00%

The RDG Food Corp.                        11.54%

QF Partners, L.P.                         32.50%

BQF Partners, L.P.                        18.57%

AMJOR Holdings, Inc.                      10.00%
                                         ======

                             TOTAL:      100.00%

                                Schedule 11.4(b)

                        Persons Bound by Section 11.4(b)

Robert D. Gioia

David Cohen

David M. Zebro

Alan R. Abt

Gary M. Brost

Dennis C. Martin

William L. Joyce

John F. Dunbar, Jr.

                                 Schedule 13.15

                              Knowledge Definition

David M. Zebro

David Cohen

Larry K. Davis

Robert D. Gioia

Kathy Griess

John R. Stipa

                                Schedule 13.15(a)

                                 Management Fees

1.    Management stay bonuses in the aggregate amount of $450,000.

2. Management fees payable to Strategic Investments and Holdings, Inc. in the aggregate amount of $865,000.

3. Such other bonuses and fees as are listed on Schedule 6.27 to the Securities Purchase Agreement, to the extent not included in Net Funded Debt or paid by the Sellers prior to the Closing.

                                                               Schedule 13.15(d)

                             Target Working Capital

Accounts Receivable                            5,450,000

Inventory                                      8,092,000

Prepaid Expenses                                 213,000

Total Accounts Payable                                       (3,405,000)
      Less Tabor Road Payable                                +  843,000
                                                             ----------
                                                             (2,562,000)

Trade Accounts Payable                        (2,562,000)

Accrued Expenses                              (1,069,000)
                                             -----------

Target Working Capital                       $10,124,000

--------------------------------------------------------------------------------

                          SECURITIES PURCHASE AGREEMENT

                                      AMONG

                              QUALITY FOODS, L.P.,

                                 THE PARTNERS OF
                              QUALITY FOODS, L.P.,

                          CERTAIN ADDITIONAL BENEFICIAL
                                    OWNERS OF
                              QUALITY FOODS, L.P.,

                               THE STOCKHOLDERS OF
                              QF ACQUISITION CORP.,

                               THE STOCKHOLDERS OF
                               QF MANAGEMENT CORP.

                                       AND

                               CFP HOLDINGS, INC.

                               December 31, 1996

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                  Page
                                                                  ----

      SECTION 1.      PURCHASE AND SALE OF SECURITIES............... 2

      SECTION 2.      CONSIDERATION................................. 2

      SECTION 3.      ADJUSTMENT OF AGGREGATE CONSIDERATION......... 2
            3.1.      Delivery of Closing Date Balance Sheet, Etc... 2
            3.2.      Determination of Closing Working Capital...... 3
            3.3.      Adjustments; Payments......................... 3

      SECTION 4.      CLOSING OF THE TRANSACTION.................... 4
            4.1.      The Closing................................... 4
            4.2.      Deliveries at Closing......................... 5

      SECTION 5.      REPRESENTATIONS AND WARRANTIES OF THE
                      SELLERS....................................... 5
            5.1.      Authority..................................... 5
            5.2.      Noncontravention.............................. 5
            5.3.      Consents; Litigation.......................... 6
            5.4.      Title to the Shares and Limited Partnership
                      Interests..................................... 6
            5.5.      Bankruptcy, Etc............................... 6
            5.6.      Taxes......................................... 7
            5.7.      Related Party Transactions.................... 7
            5.8.      Disclosure.................................... 7
            5.9.      Limitations................................... 7

      SECTION 6.      REPRESENTATIONS AND WARRANTIES OF EACH
                      GENERAL PARTNER AND THE PARTNERSHIP........... 8
            6.1.      Organization; Good Standing; Qualification
                      and Power..................................... 8
            6.2.      Equity Investments............................ 9
            6.3.      Equity Ownership.............................. 9
            6.4.      Authority; Noncontravention; Consents........ 10
            6.5.      Financial Statements......................... 11
            6.6.      Absence of Undisclosed Liabilities........... 12
            6.7.      Absence of Changes........................... 12
            6.8.      Tax Matters.................................. 13
            6.9.      Title to Properties.......................... 14
            6.10.     Inventory.................................... 16
            6.11.     Intellectual Property........................ 17
            6.12.     Agreements; No Defaults; Etc................. 18
            6.13.     Litigation, Etc.............................. 19
            6.14.     Compliance; Governmental Authorizations...... 19
            6.15.     Insurance.................................... 20
            6.16.     Labor Relations; Employees................... 20
            6.17.     ERISA Compliance............................. 21
            6.18.     Environmental Matters........................ 23
            6.19.     Brokers...................................... 24
            6.20.     Suppliers and Vendors........................ 24
            6.21.     Customers.................................... 24
            6.22.     Accounts and Notes Receivable................ 25

                                                                  Page
                                                                  ----

            6.23.     Accounts and Notes Payable................... 25
            6.24.     Related Party Transactions................... 25
            6.25.     Warranties of Products; Product Liability;
                      Regulatory Compliance........................ 26
            6.26.     Directors and Officers; Banks Accounts;
                      Powers of Attorney........................... 27
            6.27.     Certain Agreements........................... 27
            6.28.     Disclosure................................... 27
            6.29.     Limitations.................................. 28

      SECTION 7.      REPRESENTATIONS AND WARRANTIES OF THE BUYER.. 28
            7.1.      Authority.................................... 28
            7.2.      Noncontravention; Consents................... 28
            7.3.      Brokers' Fees................................ 29
            7.4.      Financing.................................... 29
            7.5.      Inaccuracies................................. 29
            7.6.      Investment Intent............................ 30

      SECTION 8.      PRE-CLOSING COVENANTS........................ 30
            8.1.      Affirmative Covenants of the General
                      Partners, the Partnership and the
                      Sellers...................................... 30
            8.2.      Negative Covenants of the General Partners
                      and the Partnership.......................... 31
            8.3.      Pennsylvania Environmental Matters........... 32
            8.4.      Consents..................................... 35
            8.5.      Efforts to Consummate........................ 35
            8.6.      Notice of Prospective Breach................. 36
            8.7.      Public Announcements......................... 36
            8.8.      Exclusivity; Disposition of Securities....... 36
            8.9.       Confidentiality............................. 37
            8.10.     Seller's Representative...................... 39
                  (a) Appoint...................................... 39
                  (b) Reliance by Representative................... 39
                  (c) Expenses of Representative................... 40
                  (d) Indemnification.............................. 40
                  (e) No Personal Liability........................ 40
                  (f) Authority Regarding Letter of Credit......... 40
            8.11.     Employee Matters............................. 40

      SECTION 9.      CONDITIONS................................... 41
            9.1.      Conditions to Each Party's Obligations....... 41
                  (a) Approvals.................................... 41
                  (b) No Injunctions or Restraints................. 41
                  (c) Litigation; Statutes......................... 41
                  (d) The Escrow Agreement......................... 41
            9.2.      Conditions to Obligations of the Buyer....... 41
                  (a) Representations and Warranties............... 41
                  (b) Performance of Obligations................... 42
                  (c) Authorization................................ 42
                  (d) Opinions of Counsel to the General Partners,
                      the Partnership and the Sellers.............. 42

                                                                  Page
                                                                  ----

                  (e) Consents and Approvals....................... 42
                  (f) Corporate Resolutions........................ 42
                  (g) Absence of Material Adverse Change........... 42
                  (h) Officer's Certificate........................ 43
                  (i) Directors.................................... 43
                  (j) Financing.................................... 43
                  (k) Title Policies............................... 43
                  (l) Key Person Insurance......................... 43
                  (m) Seller Expenses.............................. 43
                  (n) Good Standing Certificates................... 43
                  (o) Employment Agreements........................ 43
                  (p) Funded Debt Certification.................... 44
                  (q) Solvency Opinion............................. 44
                  (r) The Exchange Agreement....................... 44
                  (s) Accounts and Notes Payable Aging Schedule.... 44
                  (t) Union Agreement.............................. 44
                  (u) Penns Grove.................................. 44
            9.3.      Conditions to Obligations of the Sellers..... 44
                  (a) Representations and Warranties............... 44
                  (b) Performance of Obligations of the Buyer...... 45
                  (c) Authorization................................ 45
                  (d) Government Consents, Authorizations, Etc..... 45
                  (e) Opinion of Counsel to the Buyer.............. 45
                  (f) Consents and Approvals....................... 45
                  (g) Employment Agreement......................... 45
                  (h) Escrow Agreement............................. 45
                  (i) Corporate Resolutions........................ 46
                  (j) Officer's Certificate........................ 46
                  (k) Solvency Opinion............................. 46

      SECTION 10.     INDEMNIFICATION.............................. 46
            10.1.     By the Sellers in Favor of the Buyer......... 46
            10.2.     By the Buyer in Favor of the Sellers......... 47
            10.3.     Limitations on Seller Group Indemnification.. 48
            10.4.     Limitations on Buyer Group Indemnification... 49
            10.5.     Assertion of Claims.......................... 49
            10.6.     Notice and Defense of Third Party Claims..... 50
            10.6A.    Notice and Resolution of Environmental
                      Indemnity Claims............................. 51
            10.8.     No Third Party Reliance...................... 54
            10.9.     Distribution of Escrow Amount................ 54
            10.10.    Remedies Exclusive........................... 56

      SECTION 11.     ADDITIONAL AGREEMENTS........................ 56
            11.1.     Expenses..................................... 56
            11.2.     Tax-Related Matters.......................... 56
                  (a) Tax Returns of the General Partners.......... 56
                  (b) Tax Returns of the Partnership............... 58
                  (c) Amended Tax Returns.......................... 60
                  (d) Mutual Cooperation on Tax Matters............ 60
            11.3.     Further Assurances; Transition Assistance.... 62
            11.4.     Confidential Information; Non-Competition.... 62

                                                                  Page
                                                                  ----

            11.5.     Release...................................... 64

      SECTION 12.     TERMINATION; EFFECT OF TERMINATION........... 65
            12.1.     Termination.................................. 65
            12.2.     Effect of Termination........................ 66
            12.3.     Deposit...................................... 66

      SECTION 13.     MISCELLANEOUS PROVISIONS..................... 67
            13.1.     Amendment.................................... 67
            13.2.     Extension; Waiver............................ 67
            13.3.     Entire Agreement............................. 67
            13.4.     Severability................................. 67
            13.5.     No Third-Party Beneficiaries; Successors and
                      Assigns...................................... 67
            13.6.     Headings..................................... 68
            13.7.     Notices...................................... 68
            13.8.     Counterparts................................. 69
            13.9.     Governing Law................................ 69
            13.10.    Incorporation of Exhibits and Schedules...... 69
            13.11.    Construction................................. 69
            13.12.    Remedies..................................... 70
            13.13.    Jurisdiction and Venue....................... 70
            13.14.    [Intentionally Omitted.]..................... 70
            13.15.    Definitions.................................. 70

                             SCHEDULES AND EXHIBITS

Schedules
---------

Schedule I          -   Partners of Quality Foods, L.P.
Schedule II         -   Stockholders of QF Acquisition Corp. and
                        QF Management Corp.
Schedule III        -   Indemnifying Sellers
Schedule IV         -   Sellers' Ownership of Shares and Limited
                        Partnership Interests; Consideration
Schedule V          -   Sellers' Proportionate Percentages
Schedule 5.2        -   Noncontravention
Schedule 5.3        -   Consents
Schedule 5.4        -   Agreements Relating to Equity Interests
Schedule 5.6        -   Taxes
Schedule 5.10       -   Residence of Sellers
Schedule 6.1        -   Organization; Good Standing;
                        Qualification and Power
Schedule 6.3        -   Equity Ownership
Schedule 6.4        -   Consents
Schedule 6.5        -   Financial Statements
Schedule 6.6        -   Undisclosed Liabilities
Schedule 6.7        -   Changes
Schedule 6.8        -   Tax Matters
Schedule 6.9        -   Title to Properties
Schedule 6.9(b)     -   Condition of Assets
Schedule 6.9(c)     -   Location of Assets
Schedule 6.9(d)     -   Real Property
Schedule 6.9(e)     -   Vehicles
Schedule 6.10       -   Inventory
Schedule 6.11       -   Intellectual Property
Schedule 6.12       -   Agreements
Schedule 6.13       -   Litigation
Schedule 6.14       -   Compliance; Governmental Authorizations
Schedule 6.15       -   Insurance
Schedule 6.16       -   Labor Relations; Employees
Schedule 6.17       -   ERISA Compliance
Schedule 6.18(a)    -   Environmental Proceedings
Schedule 6.18(b)    -   Notices of Violation
Schedule 6.18(c)    -   Real Property
Schedule 6.18(d)    -   Existence on Real Property
Schedule 6.18(e)    -   Environmental Liability
Schedule 6.19       -   Brokers
Schedule 6.21       -   Customers
Schedule 6.22       -   Accounts and Notes Receivable
Schedule 6.23       -   Accounts and Notes Payable
Schedule 6.25(a)    -   Standard Forms and Conditions of Sale
Schedule 6.25(b)    -   Governmental Investigation; Product
                        Liability
Schedule 6.27       -   Acceleration of Payments, Etc.
Schedule 7.2        -   Consents
Schedule 7.3        -   Brokers
Schedule 8.2        -   Negative Covenant Exceptions
Schedule 9.2(i)     -   Directors

Schedule 11.4(b)    -   Persons Bound by Section 11.4(b)
Schedule 13.15      -   Knowledge Definition
Schedule 13.15(a)   -   Management Fees
Schedule 13.15(b)   -   Sellers' Expenses Relating to Tabor Road
Schedule 13.15(c)   -   Material Adverse Change
Schedule 13.15(d)   -   Target Working Capital


Exhibits
--------

Exhibit A-1         -   Form of Employment Agreement with Robert
                        D. Gioia
Exhibit A-2         -   Form of Employment Agreement with David
                        Cohen
Exhibit B           -   Form of Escrow Agreement
Exhibit C           -   Form of Exchange Agreement
Exhibit D           -   Form of Seller Note

                                   DEFINITIONS

            The following terms used in this Agreement are defined where indicated below:

Term                                                                   Section
----                                                                   -------

Accountants................................................................3.2
Additional Cash Payment..................................................13.15
Adjusted Enterprise Value................................................13.15
Affiliate................................................................13.15
Aggregate Consideration..................................................13.15
Agreement................................................................13.15
Allocation.............................................................11.2(d)
Another Transaction........................................................8.8
Assets.....................................................................6.9
Basis....................................................................13.15
Basket Amount..........................................................10.3(a)
Bound Persons..............................................................8.8
Business..............................................................Preamble
Business Day.............................................................13.15
Buyer..................................................................Caption
Buyer Group...............................................................10.1
Buyer's Accountants........................................................3.1
Campbell................................................................8.3(a)
CERCLA...................................................................13.15
Class A Common Stock.....................................................13.15
Class B Common Stock.....................................................13.15
Closing....................................................................4.1
Closing Date...............................................................4.1
Closing Date Balance Sheet.................................................3.1
Closing Funded Debt......................................................13.15
Closing Working Capital..................................................13.15
Code.....................................................................13.15
Commitment Letters.........................................................7.4
Common Stock..........................................................Preamble
Competitive Business...................................................11.4(b)
Contract.................................................................13.15
Control..................................................................13.15
Deposit...................................................................12.3
Designated Persons.....................................................6.16(b)
Employee Plan............................................................13.15
Employment Agreements....................................................13.15
Encumbrances.............................................................13.15
Environmental Escrow Amount..............................................13.15
Environmental Loss.......................................................10.6A
Environmental Loss Notice................................................10.6A
Environmental and Safety Requirements....................................13.15
Environmental Panel......................................................10.6A
ERISA....................................................................13.15
ERISA Affiliate..........................................................13.15
Escrow Agent.............................................................13.15
Escrow Agreement.........................................................13.15
Escrow Amount............................................................13.15
Estimated Closing Working Capital........................................13.15

Term                                                                   Section
----                                                                   -------

Exchange Agreement.......................................................13.15
Final Determination........................................................3.2
Final Escrow Termination Date............................................13.15
Final Settlement Date....................................................13.15
Financial Statements.......................................................6.5
Formation Documents......................................................13.15
Funded Debt..............................................................13.15
GAAP.......................................................................3.1
General Partners.........................................................13.15
Governmental Entity......................................................13.15
Greenfield Agreement....................................................8.3(a)
Hazardous Materials......................................................13.15
HSR Act..................................................................13.15
Indemnified Persons......................................................13.15
Indemnifying Persons.....................................................13.15
Indemnifying Sellers...................................................Caption
Initial Cash Payment.....................................................13.15
Initial Escrow Payment Amount............................................13.15
Initial Escrow Termination Date..........................................13.15
Intellectual Property Rights.............................................13.15
Intermediate Escrow Payout Amount........................................13.15
Intermediate Escrow Termination Date ....................................13.15
ISRA....................................................................8.1(f)
Jersey Matters...........................................................13.15
Knowledge................................................................13.15
Latest Balance Sheet....................................................6.5(a)
Latest Balance Sheet Date...............................................6.5(a)
Law......................................................................13.15
Leased Real Property....................................................6.9(d)
Lenders....................................................................7.4
Liability................................................................13.15
Limited Partnership Interests............................................13.15
Litigation Expense.......................................................13.15
Losses...................................................................13.15
Management Fees..........................................................13.15
Material Adverse Change..................................................13.15
Material Adverse Effect..................................................13.15
Maximum Consideration....................................................13.15
Net Funded Debt..........................................................13.15
New CFP Holdings.........................................................13.15
NJDEP...................................................................8.1(f)
Notice.....................................................................3.2
Notice of Objection........................................................3.2
Orders...................................................................13.15
Owned Real Property.....................................................6.9(d)
PADEP...................................................................8.3(b)
Partners...............................................................Caption
Partnership............................................................Caption
Per Share Additional Cash Payment........................................13.15
Percentage Interest......................................................13.15
Permits..................................................................13.15

Term                                                                   Section
----                                                                   -------

Permitted Encumbrances...................................................13.15
Person...................................................................13.15
Price Adjustment........................................................3.3(a)
Pro Forma Balance Sheet.................................................6.5(b)
Proceedings..............................................................13.15
Proportionate Percentage.................................................13.15
QFAC...................................................................Caption
QFAC Shares...........................................................Preamble
QFMC.....................................................................13.15
QFMC Shares...........................................................Preamble
Real Property...........................................................6.9(d)
Related Documents........................................................13.15
Released Persons.......................................................11.5(a)
Remedial Action..........................................................10.6A
Restricted Territory...................................................11.4(b)
Rollover Interests....................................................Preamble
Sale.....................................................................13.15
Schedule of Expenses....................................................9.2(m)
Section 8.3 Resolution..................................................8.3(b)
Section 8.3 Resolution Date.............................................8.3(b)
Securities Act...........................................................13.15
Seller Expenses..........................................................13.15
Seller Group..............................................................10.1
Seller Note Amount.......................................................13.15
Seller Notes.............................................................13.15
Sellers..................................................................13.15
Sellers' Accountants.....................................................13.15
Sellers' Representative................................................8.10(a)
Settlement.................................................................3.2
Shares................................................................Preamble
Stockholders.............................................................13.15
Subsidiary...............................................................13.15
Survival Date.............................................................10.7
SWDA.....................................................................13.15
Target Working Capital...................................................13.15
Tax......................................................................13.15
Tax Return...............................................................13.15
Taxes....................................................................13.15
Third Party Claim.........................................................10.6
Transaction..............................................................13.15
Transition Period..........................................................8.1